                                                                [CONFORMED COPY]

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                                CREDIT AGREEMENT


                                   dated as of


                                November 12, 1999


                                      among


                            GEORGIA GULF CORPORATION

                  The ELIGIBLE SUBSIDIARIES Referred to Herein

                            The LENDERS Party Hereto


                            THE CHASE MANHATTAN BANK,
         as Administrative Agent, Syndication Agent and Collateral Agent

                                       and

                            BANK OF AMERICA, N.A. and
                     THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                           as Co-Documentation Agents

                           ---------------------------

                             CHASE SECURITIES INC.,
                                as Lead Arranger
                             and Sole Book Manager

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                             ----------------------

                                                                                             PAGE
                                                                                             ----
                                    ARTICLE 1
                                   DEFINITIONS

SECTION 1.01.  DEFINED TERMS....................................................................2
SECTION 1.02.  CLASSIFICATION OF LOANS AND BORROWINGS..........................................29
SECTION 1.03.  TERMS GENERALLY.................................................................29
SECTION 1.04.  ACCOUNTING TERMS; GAAP..........................................................30

                                    ARTICLE 2
                                   THE CREDITS

SECTION 2.01.  COMMITMENTS.....................................................................30
SECTION 2.02.  LOANS AND BORROWINGS............................................................30
SECTION 2.03.  REQUESTS FOR BORROWINGS.........................................................31
SECTION 2.04.  LETTERS OF CREDIT...............................................................32
SECTION 2.05.  FUNDING OF BORROWINGS...........................................................37
SECTION 2.06.  INTEREST ELECTIONS..............................................................38
SECTION 2.07.  TERMINATION AND REDUCTION OF COMMITMENTS........................................39
SECTION 2.08.  REPAYMENT OF LOANS; EVIDENCE OF DEBT............................................40
SECTION 2.09.  AMORTIZATION OF TERM LOANS......................................................41
SECTION 2.10.  PREPAYMENT OF LOANS.............................................................43
SECTION 2.11.  FEES............................................................................47
SECTION 2.12.  INTEREST........................................................................48
SECTION 2.13.  ALTERNATE RATE OF INTEREST......................................................49
SECTION 2.14.  INCREASED COSTS.................................................................49
SECTION 2.15.  BREAK FUNDING PAYMENTS..........................................................51
SECTION 2.16.  TAXES...........................................................................51
SECTION 2.17.  PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-
               OFFS............................................................................52
SECTION 2.18.  MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS..................................54
SECTION 2.19.  TERMINATION OF DESIGNATION OF ELIGIBLE SUBSIDIARY AS A
               BORROWER........................................................................55

                                                                                             PAGE
                                                                                             ----
                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.  ORGANIZATION; POWERS............................................................56
SECTION 3.02.  AUTHORIZATION; ENFORCEABILITY...................................................56
SECTION 3.03.  GOVERNMENTAL APPROVALS; NO CONFLICTS............................................56
SECTION 3.04.  FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.................................56
SECTION 3.05.  PROPERTIES......................................................................57
SECTION 3.06.  LITIGATION AND ENVIRONMENTAL MATTERS............................................58
SECTION 3.07.  COMPLIANCE WITH LAWS AND AGREEMENTS.............................................61
SECTION 3.08.  INVESTMENT AND HOLDING COMPANY STATUS...........................................62
SECTION 3.09.  TAXES...........................................................................62
SECTION 3.10.  ERISA...........................................................................62
SECTION 3.11.  DISCLOSURE......................................................................62
SECTION 3.12.  SUBSIDIARIES....................................................................63
SECTION 3.13.  INSURANCE.......................................................................63
SECTION 3.14.  LABOR MATTERS...................................................................63
SECTION 3.15.  SOLVENCY........................................................................63
SECTION 3.16.  SENIOR INDEBTEDNESS.............................................................64
SECTION 3.17.  YEAR 2000.......................................................................64
SECTION 3.18.  REGULATIONS U AND X.............................................................64
SECTION 3.19.  NO BURDENSOME RESTRICTIONS......................................................64
SECTION 3.20.  ACQUISITION DOCUMENTS...........................................................64
SECTION 3.21.  SECURITY DOCUMENTS..............................................................65

                                    ARTICLE 4
                                   CONDITIONS

SECTION 4.01.  EFFECTIVE DATE..................................................................65
SECTION 4.02.  EACH CREDIT EVENT...............................................................68

                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

SECTION 5.01.  FINANCIAL STATEMENTS AND OTHER INFORMATION......................................69
SECTION 5.02.  NOTICES OF MATERIAL EVENTS......................................................70
SECTION 5.03.  INFORMATION REGARDING COLLATERAL................................................71
SECTION 5.04.  EXISTENCE; CONDUCT OF BUSINESS..................................................72
SECTION 5.05.  PAYMENT OF OBLIGATIONS..........................................................72
SECTION 5.06.  MAINTENANCE OF PROPERTIES.......................................................72

                                                                                             PAGE
                                                                                             ----
SECTION 5.07.  INSURANCE.......................................................................72
SECTION 5.08.  CASUALTY AND CONDEMNATION.......................................................74
SECTION 5.09.  BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS..................................74
SECTION 5.10.  COMPLIANCE WITH LAWS; MATERIAL CONTRACTS........................................75
SECTION 5.11.  USE OF PROCEEDS AND LETTERS OF CREDIT...........................................75
SECTION 5.12.  ADDITIONAL SUBSIDIARIES.........................................................75
SECTION 5.13.  FURTHER ASSURANCES..............................................................75
SECTION 5.14.  LANDLORD AND WAREHOUSEMAN WAIVERS...............................................76


                                    ARTICLE 6
                               NEGATIVE COVENANTS

SECTION 6.01.  INDEBTEDNESS; CERTAIN EQUITY SECURITIES.........................................77
SECTION 6.02.  LIENS...........................................................................78
SECTION 6.03.  FUNDAMENTAL CHANGES.............................................................80
SECTION 6.04.  INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND
               ACQUISITIONS....................................................................80
SECTION 6.05.  ASSET SALES.....................................................................82
SECTION 6.06.  HEDGING AGREEMENTS..............................................................84
SECTION 6.07.  RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS;
               SYNTHETIC PURCHASE AGREEMENTS...................................................84
SECTION 6.08.  TRANSACTIONS WITH AFFILIATES....................................................86
SECTION 6.09.  RESTRICTIVE AGREEMENTS..........................................................86
SECTION 6.10.  AMENDMENT OF MATERIAL DOCUMENTS.................................................87
SECTION 6.11.  ACCOUNTING CHANGES..............................................................87
SECTION 6.12.  SALE AND LEASEBACK..............................................................87
SECTION 6.13.  BANK ACCOUNTS...................................................................88
SECTION 6.14.  CAPITAL EXPENDITURES............................................................88
SECTION 6.15.  LEVERAGE RATIO..................................................................88
SECTION 6.16.  INTEREST COVERAGE RATIO.........................................................88

                                    ARTICLE 7
                                EVENTS OF DEFAULT


                                    ARTICLE 8
                                    THE AGENT

                                                                                             PAGE
                                                                                             ----
                                    ARTICLE 9
             REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

SECTION 9.01.  ORGANIZATION; POWER.............................................................94
SECTION 9.02.  AUTHORIZATION; ENFORCEABILITY; CONTRAVENTION....................................95

                                   ARTICLE 10
                                  MISCELLANEOUS

SECTION 10.01.  NOTICES........................................................................95
SECTION 10.02.  WAIVERS; AMENDMENTS............................................................96
SECTION 10.03.  EXPENSES; INDEMNITY; DAMAGE WAIVER.............................................98
SECTION 10.04.  SUCCESSORS AND ASSIGNS........................................................100
SECTION 10.05.  SURVIVAL......................................................................103
SECTION 10.06.  COUNTERPARTS; INTEGRATION; EFFECTIVENESS......................................103
SECTION 10.07.  SEVERABILITY..................................................................103
SECTION 10.08.  RIGHT OF SETOFF...............................................................104
SECTION 10.09.  GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF
                PROCESS.......................................................................104
SECTION 10.10.  WAIVER OF JURY TRIAL..........................................................105
SECTION 10.11.  HEADINGS......................................................................105
SECTION 10.12.  CONFIDENTIALITY...............................................................105
SECTION 10.13.  INTEREST RATE LIMITATION......................................................106

SCHEDULES*:

Schedule 2.01 -- Commitments
Schedule 3.05 -- Real Property
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Subsidiaries
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Existing Investments
Schedule 6.09 -- Existing Restrictions
Schedule 6.13 -- Bank Accounts

EXHIBITS*:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Opinion of Jones, Day, Reavis & Pogue
Exhibit C -- Form of Opinion of Borrower's Local Counsel
Exhibit D -- Form of Opinion of Davis Polk & Wardwell
Exhibit E -- Form of Collateral Agreement
Exhibit F -- Form of Subordination Agreement
Exhibit G -- Form of Election to Terminate




* Omitted from this version.

         CREDIT AGREEMENT dated as of November 12, 1999, among GEORGIA GULF CORPORATION, the ELIGIBLE SUBSIDIARIES referred to herein, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent, Syndication Agent and Collateral Agent.

         The parties hereto agree as follows:



                                    ARTICLE 1
                                   DEFINITIONS

         SECTION 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "ACCEPTING TRANCHE B LENDER" has the meaning set forth in
Section 2.10(h)(iii).

         "ACQUIRED ASSETS" shall have the meaning set forth in Section 1.02 of the Asset Purchase Agreement.

         "ACQUIRED BUSINESS" means the vinyls business of the Seller, comprised of the "Purchased Operating Business" and the "Purchased Equity Interest", in each case as defined in the Asset Purchase Agreement.

         "ACQUISITION" means the acquisition by the Eligible Subsidiaries of the Acquired Assets from the Seller, and the assumption by the Eligible Subsidiaries of the Assumed Liabilities from the Seller, all pursuant to the Asset Purchase Agreement and the Company's assignment to the Eligible Subsidiaries of its rights and obligations thereunder.

         "ACQUISITION DOCUMENTS" means (i) the Asset Purchase Agreement, (ii) the Ethylene Sales Agreement between GG Lake Charles and the Seller, substantially in the form of Exhibit D to the Asset Purchase Agreement, (iii) the Services and Supply Agreement between GG Lake Charles and the Seller, substantially in the form of Exhibit E to the Asset Purchase Agreement, (iv) the Site Access, Cooperation and Remedial Control Agreement between the Company and the Seller, substantially in the form of Exhibit F to the Asset Purchase Agreement, (v) the Alcohol Sales Agreement between GG Lake Charles and the Seller, substantially in the form of Exhibit G to the Asset Purchase Agreement, (vi) the Undertaking of RWE-DEA in favor of the Company, substantially in the form of Exhibit H to the Asset Purchase Agreement,
(vii) the Lease between Plastics and the Seller relating to the Mansfield, Massachusetts plant, substantially in the form of Exhibit I to the Asset Purchase Agreement and (viii) the Subordination Agreement.

         "ADJUSTED LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "ADMINISTRATIVE AGENT" means The Chase Manhattan Bank, in its capacity as administrative agent for the Lenders hereunder.

         "ADMINISTRATIVE QUESTIONNAIRE" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "AGENT" means The Chase Manhattan Bank, in its capacities as Administrative Agent, Syndication Agent and Collateral Agent, collectively, or in any one of such capacities, as the context may require.

         "ALTERNATE BASE RATE" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "APPLICABLE PERCENTAGE" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

         "APPLICABLE RATE" means, for any day (a) with respect to any Tranche B Term Loan, (i) 1.75% per annum, in the case of an ABR Loan, or (ii) 2.75% per annum, in the case of a Eurodollar Loan, (b) with respect to the commitment fees payable hereunder, the applicable rate per annum set forth below under the caption "COMMITMENT FEE RATE", based upon the Leverage Ratio as of the most recent determination date, and (c) with respect to any ABR Loan or Eurodollar Loan that is a Revolving Loan or a Tranche A Term Loan, as the case may be, the applicable rate per annum set forth below under the caption "ABR SPREAD" or "EURODOLLAR SPREAD", as the case may be, based upon the Leverage Ratio as of the most recent determination date; PROVIDED that until May 15, 2000, the "Applicable Rate" for purposes of clause (b) and clause (c) shall be the applicable rate per annum set forth below in Category 5; and PROVIDED FURTHER that on and after the first date following May 15, 2000 on which the Administrative Agent has received evidence satisfactory to it that the Company's senior secured Indebtedness under this Agreement has been rated at or above the level of BBB-by S&P and Baa3 by Moody's, the "APPLICABLE RATE" for purposes of clause (c) shall be the applicable rate determined in accordance with such clause (c) MINUS 0.5%:



                                                                  Eurodollar        Commitment
Leverage Ratio                                  ABR Spread         Spread            Fee Rate
------------------------------------------- ---------------      -------------    --------------
Category 1                                         0.75%             1.75%             0.375%
less than or equal to 2.5:1

Category 2                                         1.00%             2.00%             0.375%
greater than 2.5:1 and less than or
equal to 3.0:1

Category 3                                         1.25%             2.25%             0.500%
greater than 3.0:1 and less than or
equal to 3.5:1

Category 4                                         1.50%             2.50%             0.500%
greater than 3.5:1 and less than or
equal to 4.0:1

Category 5                                         1.75%             2.75%             0.500%
greater than 4.0:1

         For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company's fiscal year based upon the Company's consolidated financial statements delivered pursuant to
Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; PROVIDED that, solely for purposes of calculating the Leverage Ratio to determine the Applicable Rate, the term Funded Indebtedness shall exclude Indebtedness pursuant to any Permitted Receivables Transaction; and PROVIDED FURTHER that the Leverage Ratio shall be deemed to be in Category 5 (A) at any time that an Event of Default has occurred and is continuing or (B) if the Company fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

         "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement dated as of August 30, 1999 between the Seller and the Company, as amended, subject to
Section 6.10, from time to time.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "ASSUMED LIABILITIES" shall have the meaning set forth in Section 1.03 of the Asset Purchase Agreement.

         "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

         "BORROWER" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "BORROWERS" means all of the foregoing. When used in connection with a specific Loan, Borrowing or Letter of Credit, the term "BORROWER" means the obligor (or proposed obligor) with respect thereto. As the context may require, the terms "BORROWER" and "BORROWERS" include the Company in its capacity as guarantor of the Obligations of the Eligible Subsidiaries.

         "BORROWING" means Loans of the same Class and Type to the same Borrower, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "BORROWING REQUEST" means a request by any Borrower for a Borrowing in accordance with Section 2.03.

         "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that, when used in connection with a Eurodollar Loan, the term "BUSINESS DAY" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "CAPITAL EXPENDITURES" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Company and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Company for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Company and its consolidated Subsidiaries during such period, but excluding expenditures for the restoration or replacement of fixed assets to the extent financed by (i) the proceeds of an insurance policy maintained by the Company or any of its Subsidiaries covering casualty losses with respect to real or personal property or improvements, (ii) the proceeds of any condemnation proceeding with respect to the assets of the Company or any Subsidiary, and (iii) any proceeds received as a payment under any indemnity provision of the Asset Purchase Agreement.

         "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "CHANGE IN CONTROL" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) other than Permitted Holders, of shares representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company;
(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated;
(c) the acquisition of direct or indirect Control of the Company by any Person or group other than Permitted Holders; or (d) the occurrence of a "Change of Control" as defined in the Subordinated Debt Documents or the documents under which any Replacement Subordinated Indebtedness is issued.

         "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "CLASS", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche A Term Loans or Tranche B Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Tranche A Commitment or Tranche B Commitment.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "COGENERATION FACILITY" means the 250-megawatt cogeneration facility at Vinyls' manufacturing facility in Plaquemine, Louisiana.

         "COLLATERAL" means any and all "COLLATERAL", as defined in any applicable
Security Document.

         "COLLATERAL AGENT" means The Chase Manhattan Bank, in its capacity as collateral agent for the Secured Parties (as defined in the Collateral Agreement) in connection with the Collateral Agreement.

         "COLLATERAL AGREEMENT" means the Guarantee and Collateral Agreement among the Company, the Eligible Subsidiaries, the other Subsidiary Loan Parties and the Administrative Agent, substantially in the form of Exhibit E.

         "COLLATERAL AND GUARANTEE REQUIREMENT" means the requirement that:

                  (a) the Collateral Agent shall have received from each Loan Party either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

                  (b) all outstanding Equity Interests of each Eligible Subsidiary and each other Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary that is not a Loan Party) and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers, or other instruments of transfer with respect thereto, endorsed in blank;

                  (c) all Indebtedness of the Company and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

                  (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

                  (e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

                  (f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

         "COMMITMENT" means a Revolving Commitment, Tranche A Commitment or Tranche B Commitment, or any combination thereof (as the context requires).

         "COMPANY" means Georgia Gulf Corporation, a Delaware corporation.

         "CONSOLIDATED CASH INTEREST EXPENSE" means, for any period, the excess of (a) the sum of (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of the Company and the Subsidiaries for such period, determined on a consolidated basis, (ii) any interest accrued during such period in respect of Indebtedness of the Company or any Subsidiary that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, plus (iii) any cash payments (other than fees and expenses paid in connection with the closings under this Agreement, the Asset Purchase Agreement and the Subordinated Debt Documents) made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of financing costs paid in a previous period, plus
(ii) to the extent included in such consolidated interest expense for such period, non-cash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.

         "CONSOLIDATED EBITDA" means, for any period, the sum of:

         (a) consolidated net income of the Company and its consolidated Subsidiaries for such period (exclusive of (x) the effect of any extraordinary gain or loss in accordance with GAAP, (y) the income of any Person (other than the Company) in which any other Person (other than the Company or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns on Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Subsidiary during such period, and (z) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any Subsidiary or the date that such Person's assets are acquired by the Company or any Subsidiary), PLUS

         (b) to the extent deducted in determining such consolidated net income, the aggregate amount of (i) interest expense, (ii) income tax expense and (iii) depreciation and amortization (including without limitation amortization of debt issuance costs) and other similar non-cash charges;

         PROVIDED that, for purposes of determining Consolidated EBITDA for any period ending on or prior to December 31, 2000, Consolidated EBITDA for such period shall be increased to include, on a pro forma basis, the amount of consolidated net income related to the Company's discontinued methanol operations; and

         PROVIDED FURTHER that, for purposes of determining compliance with
Section 6.15 and 6.16 of this Agreement on the last day of any fiscal quarter ending on or prior to December 31, 2000, Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on any such day (the "REFERENCE PERIOD") shall be (i) calculated, on a pro forma basis, to include, for any such Reference Period ending on or prior to September 30, 1999, Consolidated EBITDA as computed herein above of the "CONDEA Vista Company Vinyls Group" for the business included within, and on a basis consistent with, the audited financial statements for the CONDEA Vista Company Vinyls Group accompanying the report of PricewaterhouseCoopers LLP dated September 29, 1999;
(ii) increased by $20,000,000 for each such Reference Period (to reflect synergies created by the Acquisition); and (iii) increased for the Reference Period ending on December 31, 1999 by $12,000,000, for the Reference

Period ending on March 31, 2000 by $9,000,000, for the Reference Period ending on June 30, 2000 by $6,000,000 and for the Reference Period ending on September 30, 2000 by $3,000,000 (to reflect Cogeneration Facility lease expense as if it had been treated as interest expense on the Company's consolidated balance sheet for the relevant period); and

         PROVIDED FURTHER that, for purposes of determining Consolidated EBITDA, no deduction shall be made for (and to the extent deducted there shall be added to Consolidated EBITDA) severance expense incurred with respect to employees of the Seller hired by the Company or any of its Subsidiaries coincident with the closing of the Acquisition and whose employment is terminated on or prior to December 31, 2000.

         "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

         "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "DEFERRED TRANCHE B UNSCHEDULED PREPAYMENT DATE" has the meaning set forth in Section 2.10(h).

         "DELAYED PURCHASE PRICE" means the deferred consideration for the Acquired Assets, in an aggregate amount not to exceed $10,000,000, payable by the Company to the Seller on the terms and subject to the conditions set forth in the Asset Purchase Agreement.

         "DISCLOSED MATTERS" means the actions, suits and proceedings disclosed in Schedule 3.06.

         "DOLLARS" or "$" refers to lawful money of the United States of America.

         "EFFECTIVE DATE" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 10.02).

         "ELECTION TO TERMINATE" means an Election to Terminate substantially in the form of Exhibit G.

         "ELIGIBLE SUBSIDIARY" means any of Vinyls, Plastics and GG Lake Charles as to which an Election to Terminate shall not have been delivered to the Administrative Agent.

         "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "EQUITY INTERESTS" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in a Person.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA EVENT" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "ACCUMULATED FUNDING DEFICIENCY" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Company or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "EURODOLLAR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "EVENT OF DEFAULT" has the meaning assigned to such term in Article 7.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCESS CASH FLOW" means, for any fiscal year, the sum (without duplication) of:

         (a) Consolidated EBITDA for such period, adjusted to exclude any gains or losses attributable to Prepayment Events; PLUS

         (b) cash interest income and extraordinary cash income of the Company and its consolidated Subsidiaries (to the extent not included in Consolidated EBITDA), adjusted to exclude any cash gains or losses attributable to Prepayment Events; MINUS

         (c) Capital Expenditures for such period (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness); MINUS

         (d) cash interest expense and extraordinary cash expense of the Company and its consolidated Subsidiaries for such period (to the extent not included in Consolidated EBITDA); MINUS

         (e) the aggregate principal amount of the Term Loans repaid or prepaid during such period; MINUS

         (f) cash payments with respect to taxes made during such period; MINUS

         (g) payments of the Delayed Purchase Price pursuant to and in accordance with the Acquisition Documents; MINUS

         (h) payments made pursuant to Section 6.07(a)(ii) or (iii).

         "EXCLUDED TAXES" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 2.18(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Borrower with respect to any withholding tax pursuant to Section 2.16(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.16(e).

         "EXISTING INDENTURE" means the Indenture dated as of November 15, 1995 between the Company and LaSalle Bank National Association (formerly known as LaSalle National Bank), as Trustee, as supplemented by the First Supplemental Indenture dated as of November 12, 1999 between the Company and LaSalle Bank National Association, as Trustee, and the Second Supplemental Indenture dated as of November 12, 1999 between Vinyls (as successor company to the Company) and LaSalle Bank National Association, as Trustee.

         "EXISTING LEASE FACILITY" means the Participation Agreement dated as of February 6, 1996 among the Company, First Security Bank of Utah, N.A., NationsBanc Leasing Corporation of North Carolina, the various banks and other lending institutions party thereto and NationsBank, N.A. (South), as amended, supplemented or otherwise modified to the Effective Date.

         "EXISTING NOTES" means the 75/8% Notes due 2005 issued pursuant to the Existing Indenture.

         "EXISTING RECEIVABLES FACILITY" means the $50,000,000 receivables facility pursuant to (i) the Receivables Purchase Agreement dated March 10, 1998, between the Company, as seller and collection agent, and GGRC Corp., as purchaser, as modified by the Joinder and First Amendment to Receivables Purchase Agreement, dated as of November 10, 1999, among the Company, as seller and collection agent, Vinyls, as seller and collection agent, and GGRC Corp., as purchaser, and (ii) the

Receivables Transfer Agreement dated as of March 10, 1998 by and among GGRC Corp., as transferor, the Company, individually and as collection agent, and Blue Ridge Asset Funding Corporation, individually and as agent for and on behalf of itself and any commercial paper funding conduit or bank or liquidity bank designated by the Administrative Agent, as amended by the First Amendment dated as of March 9, 1999, and as further modified and amended by the Joinder and Second Amendment to Receivables Transfer Agreement, dated as of November 10, 1999, by and among GGRC Corp., the Company, Vinyls and Blue Ridge Asset Funding Corporation.

         "EXISTING REVOLVER" means the $350,000,000 credit facility of the Company under the Credit Agreement dated as of March 30, 1995 among the Company, the lenders party thereto and The Chase Manhattan Bank, as administrative agent, as amended, supplemented or otherwise modified to the Effective Date.

         "EXISTING TERM FACILITY" means the $100,000,000 Term Loan Agreement dated as of June 29, 1995 among the Company, each of the lenders party thereto, and The Industrial Bank of Japan, Limited, as administrative agent for such lenders.

         "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

         "FINANCING TRANSACTIONS" means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder and (b) the execution, delivery and performance by each Loan Party of the Subordinated Debt Documents to which it is to be a party, the issuance of the Subordinated Debt and the use of the proceeds thereof.

         "FIRST BORROWING DATE" means the date of the initial Term Borrowing hereunder in accordance with Section 2.03 which date shall be on or after the Effective Date and on or before the Termination Date.

         "FOREIGN LENDER" means any Lender that is organized under the laws of a jurisdiction other than that in which the Company is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "FOREIGN SUBSIDIARY" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "FUNDED INDEBTEDNESS" shall mean, as of any date, the aggregate principal amount of Indebtedness of the Company and its Subsidiaries outstanding on such date, which matures more than one year after the incurrence thereof or is extendible, renewable or refundable, at the option of the obligor, to a date more than one year after the incurrence thereof (including the current portion thereof).

         "GAAP" means generally accepted accounting principles in the United States of America.

         "GALLMAN INDEBTEDNESS" means all liabilities and obligations of the Company and Vinyls in respect of $17,000,000 in aggregate original principal amount of industrial development revenue bonds due May 1, 2009 issued by the Mississippi Business Finance Corporation, including, without limitation, reimbursement obligations and obligations in respect of letters of credit issued in connection therewith, which liabilities and obligations of the Company and Vinyls are secured only by Vinyls' existing and future real and personal property located at its Gallman, Mississippi facility.

         "GG LAKE CHARLES" means Georgia Gulf Lake Charles, LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Company.

         "GGRC CORP.", a Delaware corporation and wholly owned special purpose Subsidiary of the Company.

         "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "INCENTIVE EQUITY PLAN" means any of (i) the Company's 1990 Incentive Equity Plan, (ii) the Company's 1998 Equity and Performance Incentive Plan and
(iii) any substantially similar incentive equity plan adopted from time to time by the Company or any of its Subsidiaries, in each case as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

         "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all Equity Interests of such Person which are subject to redemption otherwise than at the sole option of such Person and (l) to the extent not otherwise included, indebtedness or other similar obligations (including, if applicable, net investment amounts) pursuant to any Permitted Receivables Transaction. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

         "INFORMATION MEMORANDUM" means the Confidential Information Memorandum dated October, 1999 relating to the Company and the Transactions.

         "INTEREST ELECTION REQUEST" means a request by the relevant Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.06.

         "INTEREST PAYMENT DATE" means (a) with respect to any ABR Loan, the last day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

         "INTEREST PERIOD" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or twelve months thereafter if, at the time of the relevant Borrowing, all Lenders participating therein agree to make an Interest Period of such duration available), as the relevant Borrower may elect, PROVIDED, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "ISSUING BANK" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "ISSUING BANK" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "LC DISBURSEMENT" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "LC EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

         "LENDERS" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "LETTER OF CREDIT" means any letter of credit issued pursuant to this Agreement.

         "LEVERAGE RATIO" means, on the last day of any fiscal quarter or fiscal year of the Company, the ratio of Funded Indebtedness as of such date to Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ended on such date; PROVIDED that for purposes of calculating the Leverage Ratio to determine compliance with Section 6.15, the term "Funded Indebtedness" will be deemed to include Indebtedness described in clause (l) of the definition of "Indebtedness".

         "LIBO RATE" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "LOAN DOCUMENTS" means this Agreement, any promissory note issued by a Borrower pursuant to Section 2.08(e) hereof, the Letters of Credit, the Collateral Agreement and the other Security Documents.

         "LOAN PARTIES" means the Borrowers and the other Subsidiary Loan Parties, and "LOAN PARTY" means any one of them as the context may require.

         "LOANS" means the loans made by the Lenders to the Borrowers pursuant to this Agreement.

         "LONG-TERM INDEBTEDNESS" means any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

         "MATERIAL ADVERSE CHANGE" means any event, development or circumstance that has had or could reasonably be expected to have material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, after giving effect to the Acquisition, (b) the validity or enforceability of any Loan Document or (c) the rights or remedies of, or benefits available to, the Administrative Agent or the Lenders under any Loan Document.

         "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Company or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

         "MOODY'S" means Moody's Investors Service, Inc.

         "MORTGAGE" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Administrative Agent.

         "MORTGAGED PROPERTY" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 3.05, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.12 or 5.13.

         "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "NET PROCEEDS" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Company and the Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Company and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Company and the Subsidiaries, and the amount of any reserves established by the Company and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Company).

         "OBLIGATIONS" has the meaning assigned to such term in the Collateral Agreement.

         "OTHER TAXES" means any and all present or future recording, stamp, documentary excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "PERFECTION CERTIFICATE" has the meaning set forth in the Collateral Agreement.

         "PERMITTED ACQUISITIONS" has the meaning set forth in Section 6.04.

         "PERMITTED ENCUMBRANCES" means:

         (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

         (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

         (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

         (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article 7;

         (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary; and

         (g) with respect to each Mortgaged Property, those Liens and other matters described on Exhibit B to the Mortgage for such Mortgaged Property;

PROVIDED that the term "PERMITTED ENCUMBRANCES" shall not include any Lien securing Indebtedness.

         "PERMITTED HOLDERS" means all members of the board of directors of the Company on the date hereof and all officers of the Company on the date hereof.

         "PERMITTED INVESTMENTS" means:

         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

         (b) investments in commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, a rating of not less than A-2 from S&P and P-2 from Moody's (or the equivalent rating);

         (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any Lender or any other commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

         (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

         "PERMITTED JOINT VENTURE" has the meaning set forth in Section 6.05.

         "PERMITTED JOINT VENTURE DISPOSITIONS" has the meaning set forth in
Section 6.05.

         "PERMITTED RECEIVABLES TRANSACTION" means a transaction or series of transactions in which the Company or any Subsidiary sells or otherwise transfers an interest in accounts receivable and assets incidental thereto to one or more third party purchasers, or to a special purpose entity that borrows against such accounts receivable or sells such accounts receivable to one or more third party purchasers, but only to the extent that (i) amounts received in connection with the sale or other transfer of such accounts receivable would not under GAAP be accounted for as liabilities on a consolidated balance sheet of the Company, and
(ii) the documentation in respect of
such transaction does not provide for financing of more than $75,000,000 at any time outstanding.

         "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PLASTICS" means North America Plastics, LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Company.

         "PRAXAIR PIK NOTE" means the 6.526% payable-in-kind note, dated as of November 7, 1997, issued by the Company to Praxair, Inc., a Delaware corporation, in an initial principal amount of $7,440,000 (interest on and principal of which are payable in cash in 2012) and assumed by Vinyls pursuant to the Consent Agreement dated as of November 12, 1999.

         "PREPAYMENT EVENT" means:

         (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction or the sale of the first $75,000,000 of receivables under any Permitted Receivables Transaction) of any property or asset of the Company or any Subsidiary, other than (i) dispositions described in clauses (a) and (b) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $2,500,000 during any fiscal year of the Company; or

         (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Company or any Subsidiary, or any payment under any indemnity provision of the Asset Purchase Agreement, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 270 days after the receipt of such Net Proceeds; or

         (c) the issuance by the Company or any Subsidiary of any Equity Interests, or the receipt by the Company or any Subsidiary of any capital contribution, other than (i) any such issuance of Equity Interests to, or receipt of any such capital contribution from, the Company or a Subsidiary and
(ii) stock options granted from time to time to employees of the Company or any Subsidiary and common stock of the Company issued upon exercise thereof, in an aggregate amount not to exceed $15,000,000; or

         (d) the incurrence by the Company or any Subsidiary of any Indebtedness, other than Indebtedness described in clauses (i) through (xii), inclusive, of Section 6.01(a).

         "PRIME RATE" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "REGISTER" has the meaning set forth in Section 10.04.

         "REGULATED ACTIVITY" means any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials.

         "RELATED FUND" means, with respect to any Lender (or proposed assignee which becomes a Lender pursuant to Section 10.04(b)) that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender, or by an Affiliate of such Lender or investment advisor.

         "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "RELEASE" means any discharge, emission or release, including a "Release" as defined in CERCLA at 42 U.S.C. Section 9601(22). The term "Released" shall have a corresponding meaning.

         "REPLACEMENT SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company that (a)(i) requires no payment of principal to be made prior to May 15, 2007, (ii) has an interest rate not in excess of the lower of (x) the rate applicable to the Subordinated Debt or (y) 4% over the rate applicable at the time of issuance to U.S. Treasury securities with a similar maturity, (iii) is in an aggregate principal amount not in excess of $200,000,000 and (iv) is governed by provisions relating to subordination, covenants, events of default and remedies which (x) are no more favorable, taken as whole, to the holders thereof than the provisions set forth in the Subordinated Debt Documents, and
(y) in the case of the provisions relating to subordination, have been reviewed and approved by the Administrative Agent, or (b) is on terms and conditions approved in writing by the Required Lenders; PROVIDED that the proceeds of any such

Replacement Subordinated Indebtedness are used to refinance the Subordinated Debt and/or other existing Replacement Subordinated Indebtedness.

         "REQUIRED LENDERS" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing at least 51% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

         "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Company or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Company or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the Company or any Subsidiary (including any payment in respect of Equity Interests under a Synthetic Purchase Agreement).

         "REVOLVING AVAILABILITY PERIOD" means the period from and including the First Borrowing Date to but excluding the earlier of (x) the Revolving Maturity Date and (y) the date of termination of the Revolving Commitments.

         "REVOLVING COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01 under the heading "REVOLVING COMMITMENT", or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $100,000,000.

         "REVOLVING EXPOSURE" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

         "REVOLVING LENDER" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

         "REVOLVING LOAN" means a Loan made pursuant to clause (c) of Section 2.01.

         "REVOLVING MATURITY DATE" means November 12, 2005.

         "SALE-LEASEBACK TRANSACTION" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any property that, or of any property similar to and used for substantially the same purposes as any other property that, has been or is to be sold, assigned, transferred or otherwise disposed of by the Company or any of its Subsidiaries to such Person with the intention of entering into such a lease.

         "S&P" means Standard & Poor's.

         "SECURITY DOCUMENTS" means the Collateral Agreement, the Mortgages, the Collateral Agreement Supplements (as defined in the Collateral Agreement), the Issuer Control Agreements (as defined in the Collateral Agreement), the Securities Account Control Agreements (as defined in the Collateral Agreement), the Intellectual Property Security Agreements (as defined in the Collateral Agreement) and each other pledge agreement, security agreement, mortgage or other instrument, agreement or other instrument or document executed and delivered pursuant to the Loan Documents (including, without limitation, Section
5.12 or 5.13) to secure any of the Obligations.

         "SELLER" means CONDEA Vista Company, a Delaware corporation.

         "STATUTORY RESERVE RATE" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "EUROCURRENCY LIABILITIES" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "SUBORDINATED DEBT" means the 103/8% Senior Subordinated Notes due 2007 to be issued by the Company on or prior to the Effective Date in an aggregate principal amount not less than $200,000,000 and the Indebtedness represented thereby.

         "SUBORDINATED DEBT DOCUMENTS" means the indenture under which the Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

         "SUBORDINATION AGREEMENT" means the Subordination Agreement dated as of November 12, 1999 between the Company and the Seller with respect to the Delayed Purchase Price, substantially in the form of Exhibit F.

         "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "SUBSIDIARY" means any subsidiary of the Company. For purposes of the representations and warranties made herein on the Effective Date, the term "SUBSIDIARY" includes any Subsidiary of the Seller that comprises part of the Acquired Assets.

         "SUBSIDIARY LOAN PARTY" means (a) each Eligible Subsidiary, (b) any other Subsidiary (other than GGRC Corp.) that is not a Foreign Subsidiary and
(c) any Foreign Subsidiary that the Required Lenders have requested to become a party to the Collateral Agreement, and "Subsidiary Loan Parties" means any two or more of them.

         "SYNTHETIC PURCHASE AGREEMENT" means any agreement pursuant to which the Company or a Subsidiary is or may become obligated to make any payment (i) in connection with the purchase by any third party of any Equity Interests, Subordinated Debt or Replacement Subordinated Indebtedness or (ii) the amount of which is determined by reference to the price or value at any time of any Equity Interests, Subordinated Debt or Replacement Subordinated Indebtedness; PROVIDED that no phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Company or the Subsidiaries (or to their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

         "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "TERMINATION DATE" means December 15, 1999.

         "TERM LOANS" means Tranche A Term Loans and Tranche B Term Loans.

         "TRANCHE A COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan hereunder on the First Borrowing Date, expressed as an amount representing the maximum principal amount of the Tranche A Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche A Commitment is set forth on Schedule 2.01 under the heading "TRANCHE A COMMITMENT", or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Commitments is $225,000,000.

         "TRANCHE A LENDER" means a Lender with a Tranche A Commitment or an outstanding Tranche A Term Loan.

         "TRANCHE A MATURITY DATE" means November 12, 2005.

         "TRANCHE A TERM LOAN" means a Loan made pursuant to clause (a) of
Section 2.01.

         "TRANCHE B BORROWING PREPAYMENT NOTICE" has the meaning set forth in Section 2.10(h).

          "TRANCHE B BORROWING UNSCHEDULED PREPAYMENT" has the meaning set forth in Section 2.10(h).

         "TRANCHE B COMMITMENT" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the First Borrowing Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche B Commitment is set forth on Schedule 2.01 under the heading "TRANCHE B COMMITMENT", or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Commitments is $200,000,000.

         "TRANCHE B LENDER" means a Lender with a Tranche B Commitment or an outstanding Tranche B Term Loan.

         "TRANCHE B MATURITY DATE" means November 12, 2006.

         "TRANCHE B TERM LOAN" means a Loan made pursuant to clause (b) of
Section 2.01.

         "TRANSACTIONS" means the Acquisition and the Financing Transactions.

         "TYPE", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "UNSCHEDULED PREPAYMENT DATE" has the meaning set forth in Section 2.10(h).

         "VINYLS" means Georgia Gulf Chemicals & Vinyls, LLC, a Delaware limited liability company and a wholly owned Subsidiary of the Company.

         "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.02. CLASSIFICATION OF LOANS AND BORROWINGS. For purposes of this Agreement, Loans may be classified and referred to by Class (E.G., a "REVOLVING LOAN") or by Type (E.G., a "EURODOLLAR LOAN") or by Class and Type (E.G., a "EURODOLLAR REVOLVING LOAN"). Borrowings also may be classified and referred to by Class (E.G., a "Revolving Borrowing") or by Type (E.G., a "Eurodollar Borrowing") or by Class and Type (E.G., a "Eurodollar Revolving Borrowing").

         SECTION 1.03. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.04. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                    ARTICLE 2
                                   THE CREDITS

         SECTION 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make Tranche A Term Loans to the Borrowers on the First Borrowing Date in an aggregate principal amount not exceeding its Tranche A Commitment, (b) to make Tranche B Term Loans to the Borrowers on the First Borrowing Date in an aggregate principal amount not exceeding its Tranche B Commitment and (c) to make Revolving Loans to the Borrowers from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment (and in the case of any such Revolving Loans made on the First Borrowing Date, in an aggregate principal amount for all Lenders not to exceed $30,000,000). Within the foregoing limits and subject to the terms and conditions set forth herein, any Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

         SECTION 2.02. LOANS AND BORROWINGS. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.13, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the relevant Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $2,000,000; PROVIDED that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type and Class may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Tranche A Maturity Date or Tranche B Maturity Date, as applicable.

         SECTION 2.03. REQUESTS FOR BORROWINGS. To request a Revolving Borrowing or Term Borrowing, the relevant Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing; PROVIDED that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the relevant Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) whether the requested Borrowing is to be a Revolving Borrowing, Tranche A Term Borrowing or Tranche B Term Borrowing;

          (ii) the aggregate amount of such Borrowing;

          (iii) the date of such Borrowing, which shall be a Business Day;

          (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an Eurodollar Borrowing with an Interest Period of one month's duration. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.04. LETTERS OF CREDIT. (a) GENERAL. Subject to the terms and conditions set forth herein, any Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Borrower to, or entered into by a Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the relevant Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the relevant Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the relevant Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $30,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

          (c) EXPIRATION DATE. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

          (d) PARTICIPATIONS. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) REIMBURSEMENT. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the relevant Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; PROVIDED that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, MUTATIS MUTANDIS, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) OBLIGATIONS ABSOLUTE. Each Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; PROVIDED that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) DISBURSEMENT PROCEDURES. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the relevant Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an

LC Disbursement thereunder; PROVIDED that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

          (h) INTERIM INTEREST. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; PROVIDED that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) REPLACEMENT OF THE ISSUING BANK. The Issuing Bank may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Company shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) CASH COLLATERALIZATION. If any Event of Default shall occur and be continuing, on the Business Day that any Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing at least 51% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, such Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in clause (h) or (i) of Article 7. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrowers' risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing at least 51% of the total LC Exposure), be applied to satisfy other obligations of the Borrowers under this Agreement. If any Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower promptly (and in any event within three Business Days) after all Events of Default have been cured or waived.

         SECTION 2.05. FUNDING OF BORROWINGS. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; PROVIDED that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.06. INTEREST ELECTIONS. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the relevant Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the relevant Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(f) of this Section:

           (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

           (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

           (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

           (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Company then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          (f) A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

         SECTION 2.07. TERMINATION AND REDUCTION OF COMMITMENTS. (a) Unless previously terminated, (i) the Tranche A Commitments and Tranche B Commitments shall terminate at 5:00 p.m., New York City time, on the earlier of (x) the First Borrowing Date and (y) the Termination Date and (ii) the Revolving Commitments shall terminate on the Business Day immediately preceding the Revolving Maturity Date.

          (b) The initial aggregate amount of the Lenders' Tranche B Commitment shall be reduced by an amount equal to the excess of (i) the aggregate Net Proceeds from the issuance of the Subordinated Debt over (ii) $200,000,000. Any such reduction of the Tranche B Commitments shall be made ratably among the Tranche B Lenders in accordance with their respective Tranche B Commitments.

          (c) The Company may at any time terminate, or from time to time reduce, the Commitments of any Class; PROVIDED that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

          (d) The Company shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (c) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; PROVIDED that a notice of termination of the Revolving Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

         SECTION 2.08. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender (i) the then unpaid principal amount of each Revolving Loan made to it by such Lender on the Revolving Maturity Date and (ii) the then unpaid principal amount of each Term Loan made to it by such Lender as provided in Section 2.09.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made to such Borrower by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the

Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by such Lender to any Borrower be evidenced by a promissory note of such Borrower. In such event, each relevant Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.09. AMORTIZATION OF TERM LOANS. (a) Subject to adjustment pursuant to paragraph (d) of this Section, on each date set forth below, each Borrower shall repay its ratable share of an aggregate principal amount of the Tranche A Term Borrowings equal to the amount set forth below opposite such date:


      DATE                                     AMOUNT

      March 31, 2000                       $   5,000,000
      June 30, 2000                        $   5,000,000
      September 30, 2000                   $   5,000,000
      December 31, 2000                    $   5,000,000
      March 31, 2001                       $   5,000,000
      June 30, 2001                        $   5,000,000
      September 30, 2001                   $   5,000,000
      December 31, 2001                    $   5,000,000
      March 31, 2002                       $  10,000,000
      June 30, 2002                        $  10,000,000
      September 30, 2002                   $  10,000,000
      December 31, 2002                    $  10,000,000
      March 31, 2003                       $  11,250,000



      DATE                                     AMOUNT
      June 30, 2003                        $  11,250,000
      September 30, 2003                   $  11,250,000
      December 31, 2003                    $  11,250,000
      March 31, 2004                       $  12,500,000
      June 30, 2004                        $  12,500,000
      September 30, 2004                   $  12,500,000
      December 31, 2004                    $  12,500,000
      March 31, 2005                       $  12,500,000
      June 30, 2005                        $  12,500,000
      September 30, 2005                   $  12,500,000
      Tranche A Maturity Date              $  12,500,000


          (b) Subject to adjustment pursuant to paragraph (d) of this Section, on each date set forth below, each Borrower shall repay its ratable share of an aggregate principal amount of the Tranche B Term Borrowings equal to the amount set forth below opposite such date:


      DATE                                      AMOUNT
      March 31, 2000                       $     500,000
      June 30, 2000                        $     500,000
      September 30, 2000                   $     500,000
      December 31, 2000                    $     500,000
      March 31, 2001                       $     500,000
      June 30, 2001                        $     500,000
      September 30, 2001                   $     500,000
      December 31, 2001                    $     500,000
      March 31, 2002                       $     500,000
      June 30, 2002                        $     500,000
      September 30, 2002                   $     500,000
      December 31, 2002                    $     500,000
      March 31, 2003                       $     500,000
      June 30, 2003                        $     500,000
      September 30, 2003                   $     500,000
      December 31, 2003                    $     500,000
      March 31, 2004                       $     500,000
      June 30, 2004                        $     500,000
      September 30, 2004                   $     500,000
      December 31, 2004                    $     500,000
      March 31, 2005                       $     500,000
      June 30, 2005                        $     500,000
      September 30, 2005                   $     500,000



       DATE                                     AMOUNT
       December 31, 2005                    $    500,000
       March 31, 2006                       $ 47,000,000
       June 30, 2006                        $ 47,000,000
       September 30, 2006                   $ 47,000,000
       Tranche B Maturity Date              $ 47,000,000


          (c) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Maturity Date and (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date.

          (d) Any mandatory or optional prepayment of a Term Borrowing of either Class shall be applied to reduce ratably the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section. If the initial aggregate amount of the Lenders' Term Commitments of either Class exceeds the aggregate principal amount of Term Loans of such Class that are made on the First Borrowing Date, then the scheduled repayments of Term Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess.

          (e) Prior to any repayment of any Term Borrowings of either Class hereunder, the Company shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; PROVIDED that each repayment of Term Borrowings of either Class shall be applied to repay any outstanding ABR Term Borrowings of such Class before any other Borrowings of such Class. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

         SECTION 2.10. PREPAYMENT OF LOANS. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

          (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event, the Borrowers shall, within three Business Days after such Net Proceeds are received, prepay Borrowings in an aggregate amount equal to such Net Proceeds (or, in the case of any event described in clause (c) of the definition of the term Prepayment Event, 50% of such Net Proceeds).

          (c) Following the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 2000, the Borrowers shall prepay Borrowings in an aggregate amount equal to 75% of Excess Cash Flow for such fiscal year; PROVIDED that if, on the last day of such fiscal year, the Leverage Ratio is less than or equal to 3.5 to 1.0, the Borrowers shall prepay Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

          (d) The amount of any mandatory prepayment of Borrowings pursuant to paragraph (b) or (c) of this Section shall be applied, FIRST, to prepay Term Borrowings (in accordance with paragraph (g) and subject to paragraph (h) of this Section) until all Term Borrowings have been repaid in full and, SECOND, to reduce Revolving Commitments.

          (e) If, on the date of any reduction of the Revolving Commitments pursuant to paragraph (d) of this Section, the sum of the Revolving Exposures on such date exceeds the total Revolving Commitments on such date as then reduced (or if the Revolving Commitments have terminated but there are still Revolving Exposures), the Borrowers shall apply an amount equal to such excess, FIRST, to prepay the Revolving Borrowings until all such Revolving Borrowings have been repaid in full and, SECOND, to deposit cash collateral in an account with the Administrative Agent in accordance with Section 2.04(j), so that after giving effect thereto the Revolving Exposures of each Lender do not exceed its Revolving Commitment as then reduced (or until there are no Revolving Exposures). In determining Revolving Exposures for purposes of this clause, LC Exposure shall be reduced to the extent that Letters of Credit have been cash collateralized as contemplated by the previous sentence.

          (f) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Company shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (g) of this Section; PROVIDED that each prepayment of Borrowings of any Class shall be applied to prepay ABR Borrowings of such Class before any other Borrowings of such Class. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of both Classes remain outstanding, the Company shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between the Tranche A Term Borrowings and Tranche B Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; PROVIDED that so long as any Tranche A Term Borrowings are outstanding, any such prepayment of Term Borrowings shall be subject to the right of the Tranche B Lenders to decline such prepayment in accordance with paragraph (h) of this Section.

The amount of any mandatory or optional prepayment of Term Borrowings hereunder shall be applied to reduce pro rata the amount of the subsequent scheduled repayments of such Term Borrowings pursuant to paragraph (a) or (b) of Section 2.09, as the case may be (subject to the right of the Tranche B Lenders to decline such prepayment until the Tranche A Term Borrowings have been repaid in full in accordance with paragraph (h) of this Section).

          (g) The Company shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; PROVIDED that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

          (h) So long as any Tranche A Term Borrowings are outstanding, each mandatory and optional prepayment of the Tranche B Term Borrowings shall be subject to the following clauses (i) through (iii):

           (i) At least three Business Days prior to any date (an "UNSCHEDULED PREPAYMENT DATE") on which any mandatory or optional prepayment of the Tranche B Term Borrowings (a "TRANCHE B BORROWING UNSCHEDULED PREPAYMENT") would, but for the provisions of this paragraph (h), otherwise be made pursuant to this Section 2.10, the Company shall deliver a notice (a "COMPANY TRANCHE B PREPAYMENT NOTICE") to the Administrative Agent, which notice shall (x) indicate the intention of the Company (or the relevant Borrower, if other than the Company) to make a Tranche B Borrowing Unscheduled Prepayment, (y) the amount of such Tranche B Borrowing Unscheduled Prepayment and (z) contain an offer to prepay on a specified date (each such date, a "DEFERRED TRANCHE B UNSCHEDULED PREPAYMENT DATE"), which shall be the tenth Business Day after the date of the Company Tranche B Prepayment Notice, the Tranche B Term Loans of each Tranche B Lender by an aggregate principal amount equal to such Tranche B Lender's ratable share of such Tranche B Borrowing Unscheduled Prepayment (determined by reference to the outstanding principal amount of such Lender's Tranche B Term Loans as a proportion of the aggregate outstanding principal amount of the Tranche B Term Loans of all of the Tranche B Lenders). Each such Company Tranche B Prepayment Notice shall be given by telecopy, confirmed hand delivery or overnight courier service, in each case addressed to the Administrative Agent as provided in Section 10.01. Upon receipt of any Company Tranche B Prepayment Notice, the Administrative Agent shall promptly deliver a notice conforming to the requirements of paragraph (h)(ii) (a "TRANCHE B BORROWING PREPAYMENT NOTICE") to each Tranche B Lender, and such Tranche B Borrowing Unscheduled Prepayment shall not occur on such Unscheduled Prepayment Date, but shall instead be deferred as provided in subclause
        (z) of this Section 2.10(h)(i);

           (ii) Each Tranche B Borrowing Prepayment Notice shall be in writing, shall refer to this Section 2.10 and shall (w) notify each Tranche B Lenders of the contents and the date of the Company Tranche B Prepayment Notice, (x) set forth the prepayment amount that the applicable Tranche B Lender will be entitled to receive if it accepts prepayment of its Tranche B Term Loans in accordance with this paragraph, (y) request such Tranche B Lender to notify the Company, each relevant Borrower (if other than the Company) and the Administrative Agent in writing, no later than the third Business Day prior to the Deferred Tranche B Unscheduled Prepayment Date, of such Tranche B Lender's acceptance or rejection (in each case, in whole and not in part) of such offer of prepayment and (z) inform such Tranche B Lender that the failure by such Tranche B Lender to reject such offer in writing on or before the third Business Day prior to such Deferred Tranche B Unscheduled Prepayment Date shall be deemed an acceptance of such prepayment offer;

           (iii) On each Deferred Tranche B Unscheduled Prepayment Date, each relevant Borrower shall pay to the Administrative Agent an amount equal to the amount that would otherwise have been payable by such Borrower pursuant to paragraph (a), (b) or (c) of this Section on the related Unscheduled Prepayment Date but for the provisions of this paragraph
        (h). Of such amount, the Administrative Agent shall apply to the prepayment of the outstanding Tranche B Term Loans of each of the Tranche B Lenders that shall have accepted (or been deemed to have accepted) prepayment (each, an "ACCEPTING TRANCHE B LENDER") its ratable share (allocated pro rata among all Term Loan-B Lenders based on the aggregate outstanding principal amount of the Tranche B Term Loans of all of the Tranche B Lenders) of the amount so paid by the Borrowers, and shall apply the balance of the amount so paid by the Borrowers to the ratable prepayment of the then outstanding Tranche A Term Loans.

         SECTION 2.11. FEES. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Commitment of such Lender during the period from and including the date of this Agreement to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears (i) in the case of commitment fees in respect of the Revolving Commitments, on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof, and (ii) in the case of commitment fees in respect of the Tranche A Term Commitments and Tranche B Term Commitments, on the earlier of the First Borrowing Date and the Termination Date or any earlier date on which such Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender.

          (b) The Company agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as interest on Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Company and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; PROVIDED that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Company agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Company and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

         SECTION 2.12. INTEREST. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; PROVIDED that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

           SECTION 2.13. ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Company and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

           SECTION 2.14. INCREASED COSTS. (a) If any Change in Law shall:

           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

           (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Company will pay(or cause the relevant Borrowers to pay) to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the relevant Borrowers to pay) to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Company and shall be conclusive absent manifest error, PROVIDED that the determination of such amount or amounts is made on a reasonable basis. The Company shall pay (or cause to be paid) to such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; PROVIDED

FURTHER that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.15. BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(g) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Company pursuant to
Section 2.18, then, in any such event, the relevant Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. The relevant Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.16. TAXES. (a) Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if any Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The relevant Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the relevant Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) To the extent permitted by then applicable law, any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Company is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Company as will permit such payments to be made without withholding or at a reduced rate.

         SECTION 2.17. PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) Each Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14,
2.15 or 2.16, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative

Agent at its offices at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate principal of and interest then due on its Revolving Loans or Term Loans made to any Borrower, or participations in LC Disbursements on behalf of such Borrower, than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due with respect to the Revolving Loans, Term Loans and participations in LC Disbursements to the same Borrower held by such Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of such Borrower held by other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and Term Loans made to such Borrower and participations in LC Disbursements on behalf such Borrower; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Company or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), 2.17(d) or 10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.18. MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall, at the request of the Company, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section
2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender as determined by such Lender in its sole discretion. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.14, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee (x) shall be selected by the Company and (y) may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) the Company shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

         SECTION 2.19. TERMINATION OF DESIGNATION OF ELIGIBLE SUBSIDIARY AS A BORROWER. The Company may at any time terminate the status of any Subsidiary as an Eligible Subsidiary for purposes of this Agreement by delivering to the Administrative Agent an Election to Terminate duly executed on behalf of such Subsidiary and the Company in such number of copies as the Administrative Agent may request. The delivery of such an Election to Terminate shall not affect any obligation of such Subsidiary theretofore incurred under this Agreement or the other Loan Documents or any rights of the Lenders and the Administrative Agent against such Subsidiary or against the Company in its capacity as guarantor of the obligations of such Subsidiary. The Administrative Agent shall promptly notify the Lenders of its receipt of any Election to Terminate.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Lenders that:

         SECTION 3.01. ORGANIZATION; POWERS. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.02. AUTHORIZATION; ENFORCEABILITY. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate or limited liability company powers and have been duly authorized by all necessary corporate or limited liability company and, if required, stockholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.03. GOVERNMENTAL APPROVALS; NO CONFLICTS. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture (including, without limitation, the Existing Indenture and the Subordinated Debt Documents), agreement or other instrument binding upon the Company or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Company or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except Liens created under the Loan Documents.

         SECTION 3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (a) The Company has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the

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



fiscal years ended December 31, 1997 and December 31, 1998, reported on by Arthur Andersen, LLP, independent public accountants, and (ii) as of and for the fiscal quarters and each portion of the fiscal year ended March 31, 1999 and June 30, 1999, in each case certified by a Financial Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) The Company has heretofore furnished to the Lenders its pro forma consolidated income statement and balance sheet as of September 30, 1999, prepared giving effect to the Transactions as if the Transactions had occurred on such date. Such pro forma consolidated income statement and balance sheet (i) have been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by the Company to be reasonable), (ii) is based on the best information available to the Company after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Transactions and (iv) presents fairly, in all material respects, the pro forma financial position of the Company and its consolidated Subsidiaries as of September 30, 1999 as if the Transactions had occurred on such date.

          (c) The Company has heretofore furnished to the Lenders a consolidated balance sheet and statements of income, stockholder's equity and cash flows of the Acquired Assets for the fiscal year ended June 30, 1999, reported on by PricewaterhouseCoopers, LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Acquired Assets as of such date in accordance with GAAP, and are consistent in all material respects with the forecasts and other information previously provided to the Lenders.

          (d) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of the Company or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, long-term commitments outside the ordinary course of business or material unrealized losses.

          (e) Since December 31, 1998, there has been no Material Adverse
Change.

         SECTION 3.05. PROPERTIES. (a) Each of the Company and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Company and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Company and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

          (c) Schedule 3.05 sets forth the address of each parcel real property that is owned or leased by the Company or any of its Subsidiaries as of the Effective Date after giving effect to the Transactions, and on which the Company or any of its Subsidiaries conducts a material amount of business or maintains any material assets.

          (d) As of the Effective Date, neither the Company nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

         SECTION 3.06. LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

         (b) The Company and each of its Subsidiaries have obtained all permits, certificates, licenses, approvals, registrations and other authorizations which are required under all applicable Environmental Laws, except to the extent failure to have any such permit, certificate, license, approval, registration or authorization could not reasonably be expected to result in a Material Adverse Change. The Company and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, certificates, licenses, approvals, registrations and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any notice or demand letter from any regulatory authority



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

issued, entered, promulgated or approved thereunder, except to the extent failure to comply could not reasonably be expected to result in a Material Adverse Change.

          (c) Except for such matters, individually or in the aggregate, which could not reasonably be expected to exceed $10,000,000 in liability to the Company or any Subsidiary (after taking into consideration the existence of any viable indemnification provided by any third party to the Company or any Subsidiary),

                  (i) No notice, notification, demand, request for information, citation, summons or order has been issued and remains pending, no complaint has been filed and remains pending, no penalty has been assessed which remains outstanding and, to the best knowledge of the Company after due inquiry, no investigation or review is pending or threatened by any governmental entity or other Person with respect to
         (1) any alleged failure by the Company or any of its Subsidiaries to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the conduct of the business of the Company or any of its Subsidiaries, (2) any alleged failure by the Company or any of its Subsidiaries to comply in all material respects with the terms and conditions of any such permit, certificate, license, approval, registration or authorization or of any other limitation, restriction, condition, standard, prohibition, requirement, obligation, schedule or timetable contained in any applicable Environmental Law, (3) any Regulated Activity or (4) any Release of any Hazardous Materials;

                  (ii) Neither the Company nor its Subsidiaries nor the businesses conducted by such Persons nor, to the best knowledge of the Company or any of its Subsidiaries after due inquiry, any other Person, other than in compliance with applicable Environmental Laws, has disposed of or placed, held, located or otherwise handled, any Hazardous Materials on, under or at any property now or previously owned, operated or leased by the Company or any of its Subsidiaries, and none of such properties has been used (whether by the Company or any of its Subsidiaries or, to the best knowledge of the Company or any of its Subsidiaries after due inquiry, by any other Person) as a dump site or storage (whether permanent or temporary) site for any Hazardous Materials; and

                       (A) no polychlorinated biphenyls (PCBs), radioactive
                  material, urea formaldehyde or lead is nor in the prior five years has been present at any property now or previously owned, operated or leased by the Company or any of its Subsidiaries, other than lead used in the manufacture of certain products which is handled in compliance with law;

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




                       (B) no asbestos is or has been present in airborne or
                  friable form at any property now or previously owned, operated or leased by the Company or any of its Subsidiaries, and there has been no asbestos present at previously owned or leased properties which was not addressed in compliance with applicable laws;

                       (C) there are no underground storage tanks, active or
                  abandoned for which the Company is legally responsible, which have been used to store or which otherwise contain or have contained any Hazardous Materials at any property now or previously owned, operated or leased by the Company or any of its Subsidiaries; and

                       (D) no Hazardous Materials have been Released in a
                  reportable quantity or are present at, on or under any property now or previously owned, operated or leased by the Company or any of its Subsidiaries.

                  (iii) None of the Company, any of its Subsidiaries, or any of the businesses conducted by such Persons has transported or arranged for the transportation (directly or indirectly) of any Hazardous Materials to any location which is listed or, to the knowledge of the Company, proposed for listing on the National Priorities List promulgated pursuant to CERCLA ("NPL"), or the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") or on any similar federal, state, foreign or local list or which is the subject of federal, state, foreign or local enforcement actions or, to the best knowledge of the Company after due inquiry, other investigations which may lead to claims against the Company or any of its Subsidiaries for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA;

                  (iv) All oral or written notifications of a Release of Hazardous Materials required to be filed under any applicable Environmental Law have been filed by or on behalf of the Company and its Subsidiaries and no such Release would result in a liability of the Company or any Subsidiary of the Company, and no property now or previously owned, operated or leased by the Company or any of its Subsidiaries is listed or, to the knowledge of the Company or any of its Subsidiaries after due inquiry, proposed for listing, on the NPL or on CERCLIS or any similar federal, state, foreign or local list of sites requiring investigation or clean-up which may lead to claims for clean-up

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


         costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA;

                  (v) No Hazardous Materials generated by the Company or any of its Subsidiaries have been stored, recycled, treated or Released, except in compliance with applicable Environmental Laws or as reported under applicable Environmental Laws, or disposed of by the Company or any of its Subsidiaries at any location;

                  (vi) There are no Liens arising under or pursuant to any applicable Environmental Laws on property now owned, operated or leased by the Company or any of its Subsidiaries, and no actions by any governmental entity have been taken or are in process which could subject any of such properties to such Liens, and no notice or restriction relating to the presence of any Hazardous Materials at any such property is required to be placed in any deed to such property; and

                  (vii) There are no existing liabilities or potential liabilities of the Company or any Subsidiary arising out of or relating to Environmental Laws. The Company conducts and has conducted all such environmental investigations, studies, audits, tests, reviews or other analyses in relation to all properties and facilities now or previously owned, operated or leased by the Company or any of its Subsidiaries which are required under applicable Environmental Laws and maintains such records and reports for the time periods prescribed under applicable Environmental Laws.

          (d) For purposes of subsection (c), representations given with respect to the Company and its Subsidiaries shall be deemed given also with respect to any matters which could result in Environmental Liabilities, to the extent successor liability could be imposed on the Company or any of its Subsidiaries.

          (e) The Seller has met in all material respects all of its obligations under the Asset Purchase Agreement and the Site Access Cooperation and Remedial Control Agreement dated as of August 30, 1999 between the Seller and the Company, to indemnify, perform, reimburse, pay or otherwise fully comply with the terms of such agreement, and neither the Company nor any Subsidiary has any reasonable expectation that there will be a cessation or refusal of such indemnification, performance, reimbursement or payment by such indemnifying party in any material respect.

         SECTION 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Company and its Subsidiaries is in compliance with all laws, regulations and orders of



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

any Governmental Authority applicable to it or its property and all indentures (including, without limitation, the Existing Indenture and the Subordinated Debt Documents), agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change. No Default has occurred and is continuing.

         SECTION 3.08. INVESTMENT AND HOLDING COMPANY STATUS. Neither the Company nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.09. TAXES. Each of the Company and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Change.

         SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Change. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and there are no underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87).

         SECTION 3.11. DISCLOSURE. The Company has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Company or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial



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

information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 3.12. SUBSIDIARIES. Schedule 3.12 sets forth the name of, and the ownership interest of the Company in, each Subsidiary of the Company and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

         SECTION 3.13. INSURANCE. The Company and its Subsidiaries have paid all premiums due in respect of all insurance maintained by or on behalf of the Company and its Subsidiaries as of the Effective Date. The Company believes that such insurance is adequate.

         SECTION 3.14. LABOR MATTERS. As of the Effective Date, there are no strikes, lockouts or slowdowns against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened. The hours worked by and payments made to employees of the Company and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Company or any Subsidiary, or for which any claim may be made against the Company or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any Subsidiary is bound.

         SECTION 3.15. SOLVENCY. Immediately after the consummation of the Transactions to occur on the Effective Date and, if later, the First Borrowing Date, and immediately following the making of each Loan made on the Effective Date or the First Borrowing Date and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(iii) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following such date.

         SECTION 3.16. SENIOR INDEBTEDNESS. The Obligations of the Company constitute "Senior Indebtedness" and "Designated Senior Indebtedness", and the



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

Obligations of each Subsidiary Loan Party constitute "Guarantor Senior Indebtedness" and "Designated Guarantor Senior Indebtedness", in each case under and as defined in (a) the Subordinated Debt Documents and (b) the documents under which any Replacement Subordinated Indebtedness has been issued.

         SECTION 3.17. YEAR 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (a) the computer systems of the Company and its Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be substantially completed by November 30, 1999. The cost to the Company and its Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Change. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Company to conduct its businesses without Material Adverse Change.

         SECTION 3.18. REGULATIONS U AND X. Neither the Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Borrowing hereunder will be used to purchase or carry any such margin stock.

         SECTION 3.19. NO BURDENSOME RESTRICTIONS. Except for the Disclosed Matters, no contract, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which any of its property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation has resulted in or is reasonably expected to result in a Material Adverse Change.

         SECTION 3.20. ACQUISITION DOCUMENTS. As of the Effective Date (and, if later, the First Borrowing Date), each of the representations and warranties made in the Acquisition Documents by each of the Loan Parties party thereto is true and correct in all material respects.

         SECTION 3.21.  SECURITY DOCUMENTS.   Each of the representations and
warranties made by the Loan Parties in the Security Documents is true and correct.


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


                                    ARTICLE 4
                                   CONDITIONS

         SECTION 4.01. EFFECTIVE DATE. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Jones, Day, Reavis & Pogue, counsel for the Loan Parties, substantially in the form of Exhibit B, (ii) local counsel in each jurisdiction where a Mortgaged Property is located, substantially in the form of Exhibit C, and (iii) Davis Polk & Wardwell, special counsel for the Administrative Agent, substantially in the form of Exhibit D, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Company hereby requests each of Jones, Day, Reavis & Pogue and such local counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Company, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received, with respect to each Loan Party, a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Company, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released; PROVIDED that the Company shall deliver, within ninety (90) days of the Effective Date, a survey in form and substance reasonably satisfactory to the Administrative Agent for each Mortgaged Property, together with the endorsements to the title insurance policies referred to in the definition of "Collateral and Guarantee Requirement" that are dependent on such survey.

          (g) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect.

          (h) The Company shall have received gross cash proceeds of not less than $200,000,000 from the issuance of the Subordinated Debt. The terms and conditions of the Subordinated Debt (including, without limitation, interest rate, maturity, amortization, subordination and call provisions and the terms and conditions of any notes into which the Subordinated Debt may be exchangeable) and the provisions of the Subordinated Debt Documents (including, without limitation, the form of subordinated guarantees of the Subordinated Debt to be issued by certain Subsidiaries in accordance with Section 6.04(f)) shall be satisfactory to the Lenders. The Administrative Agent shall have received copies of the Subordinated Debt Documents, certified by a Financial Officer as complete and correct.

         (i) All material consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the Acquisition shall have been obtained, and all applicable waiting periods and appeal periods (including, without limitation, all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) shall have expired, in each case without the imposition of any burdensome conditions. The Administrative Agent shall have received evidence satisfactory to it, which may include a certificate of a Financial Officer, that the Acquisition shall have been, or substantially simultaneously with any initial funding of Loans on the Effective Date shall be, consummated in accordance with the Acquisition Documents and applicable law, without any amendment to or waiver of any material terms or conditions of the Acquisition Documents not approved by the

Required Lenders. The Administrative Agent shall have received copies of the Acquisition Documents and all certificates, opinions and other documents delivered thereunder, certified by a Financial Officer as complete and correct.

          (j) After giving effect to the Transactions, neither the Company nor any of its Subsidiaries shall have outstanding any shares of preferred stock or any Indebtedness, other than (i) Indebtedness incurred under the Loan Documents,
(ii) the Subordinated Debt, (iii) the Existing Notes in an aggregate principal amount not in excess of $100,000,000, (iv) the Gallman Indebtedness, (v) the Praxair PIK Note and (vi) other Indebtedness set forth on Schedule 6.01. The aggregate amount of fees and expenses (including underwriting discounts and commissions) payable or otherwise borne by the Company and its Subsidiaries in connection with the Transactions shall not exceed $25,000,000.

          (k) The Administrative Agent and the Lenders shall have received a certificate, dated the Effective Date and signed by one or more Financial Officers of the Company, in form and substance satisfactory to the Administrative Agent and the Lenders, confirming that, after giving effect to the Transactions, no Person liable to the Lenders (i) is insolvent or will be rendered insolvent thereby, (ii) will be left with unreasonably small capital with which to engage in its business or (iii) will have incurred Indebtedness beyond its ability to pay such Indebtedness as it matures, in each case by a margin satisfactory to the Administrative Agent in its sole discretion.

          (l) The Lenders shall have received and be satisfied with the Company's projected financial statements for each of the fiscal years ending December 31, 1999 through December 31, 2006.

          (m) There shall be no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or threatened against or affecting the Company or any of its Subsidiaries (other than the Disclosed Matters) (i) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Change or (ii) that involve the Loan Documents or the Transactions.

         (n) The Lenders shall have received an industry survey, prepared by a Person, and in form and substance, satisfactory to the Administrative Agent in its sole discretion, analyzing (i) industry supply, demand, operating rate, pricing and profitability for the key products manufactured by the Company and its Subsidiaries, and (ii) replacement cost for each real property owned or leased by the Company or any of its Subsidiaries, in each case after giving effect to the Acquisition.

          (o) The Administrative Agent shall have received such evidence as it may reasonably require that (i) all Indebtedness of the Borrower under the Existing Revolver, the Existing Term Facility and the Existing Lease Facility has been retired, and all commitments with respect to the Existing Revolver terminated, in each case on terms and conditions satisfactory to the Administrative Agent, and (ii) all Guarantees of, and Liens securing, Indebtedness under the Existing Lease Facility have been released and discharged (or the rights of the secured parties thereunder shall have been assigned to the Administrative Agent for the benefit of the Lenders in a manner satisfactory to the Lenders).

          (p) The Lenders shall (i) have received executed copies of each Acquisition Document and each certificate, opinion of counsel or other material writing delivered as a condition precedent to the consummation of the Acquisition (and each such opinion of counsel to the Company shall be accompanied by a letter from the Person delivering such opinion authorizing reliance thereon by the Administrative Agents and the Lenders) and (ii) be satisfied with the terms and conditions of the Acquisition Documents.

         The Administrative Agent shall notify the Company and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 3:00 p.m., New York City time, on the Termination Date (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

         SECTION 4.02. EACH CREDIT EVENT. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including, without limitation, the First Borrowing Date), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

         Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the



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

Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.



                                    ARTICLE 5
                              AFFIRMATIVE COVENANTS

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Company covenants and agrees with the Lenders that:

         SECTION 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Company will furnish to the Administrative Agent and each Lender:

          (a) as soon as available and in any event within 95 days after the end of each fiscal year of the Company, its audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Arthur Andersen, LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit or any other material qualification or exception) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

         (b) as soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows, as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Company (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.14 to 6.16 inclusive, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Company's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be; and

          (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.02. NOTICES OF MATERIAL EVENTS. The Company will furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a)   the occurrence of any Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Company or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Change;

         (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $5,000,000;

          (d) any complaint, order, citation, notice or other written communication from any Person with respect to, or if the Company becomes aware after due inquiry of, (i) the existence or alleged existence of any Environmental Liability or other liability resulting from any air emission, water discharge, noise emission, asbestos, or any other environmental, health or safety matter at, upon, under or within any property now or previously owned, leased, operated or used by the Company or any of its Subsidiaries or any part thereof, or due to the operations or activities of the Company, any Subsidiary or any other Person on or in connection with such property or any part thereof (including receipt by the Company or any Subsidiary of any notice of the happening of any event involving the release or cleanup of any Hazardous Materials), (ii) any release on such property or any part thereof in a quantity that is reportable under any applicable Environmental Law, (iii) the commencement of any cleanup pursuant to or in accordance with any applicable Environmental Law of any Hazardous Materials on or about such property or any part thereof and (iv) any pending or threatened proceeding for the termination, suspension or non-renewal of any permit required under any applicable Environmental Law, in each of cases (i), (ii), (iii) and (iv), which results in, or could reasonably be expected to result in, liability of the Company or any Subsidiary in excess of $10,000,000 individually or in the aggregate; and

          (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Change.

         Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.03. INFORMATION REGARDING COLLATERAL. (a) The Company agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

         (b) Each year, on the anniversary of the Effective Date, the Company shall deliver to the Administrative Agent a certificate of a Financial Officer and the chief legal officer of the Company (i) setting forth, with respect to each Loan Party, the information required pursuant to Section 1(a) and 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Agreement for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

         SECTION 5.04. EXISTENCE; CONDUCT OF BUSINESS. The Company will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

         SECTION 5.05. PAYMENT OF OBLIGATIONS. The Company will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Company or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Change.

         SECTION 5.06. MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition (taking into consideration the condition of such properties at the time such properties were acquired by the Company or such Subsidiary), ordinary wear and tear excepted.

         SECTION 5.07. INSURANCE. (a) The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies selected by the Company that customarily write insurance for the risks covered thereby in the amounts contemplated thereby:

                  (i) fire and extended coverage insurance, on a replacement cost basis, with respect to all personal property and improvements to real property, in such amounts as are customarily maintained by companies in the same or similar business operating in the same or similar locations;

                  (ii) commercial general liability insurance against claims for bodily injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it, providing coverage on an occurrence basis with a combined single limit of not less than $250,000,000 and including the broad form CGL endorsement;

                  (iii) business interruption insurance, insuring against loss of gross earnings for a period of not less than 12 months arising from any risks or occurrences required to be covered by insurance pursuant to clause (i) above; and

                  (iv) such other insurance as may be required by law or as is usually carried by companies of established repute engaged in the same or similar business, owning similar properties, and located in the same general areas as the Company and its Subsidiaries.

         Deductibles or self-insured retention shall not exceed $2,500,000 for fire and extended coverage policies, $2,000,000 for commercial general liability policies or seven days for business interruption policies.

         (b) Fire and extended coverage policies (and any policies required to be maintained pursuant to paragraph (c) below) maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a non-contributing mortgage clause (regarding improvements to real property) and lenders' loss payable clause (regarding personal property), in each case in favor of the Administrative Agent and providing for losses thereunder to be payable to the Administrative Agent or its designee as sole loss payee, (ii) a provision to the effect that neither the Company, the Administrative Agent nor any other party shall be a coinsurer and (iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured. Business interruption policies shall name the Administrative Agent as sole loss payee. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent. The Company shall deliver to the Administrative Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

          (c) If at any time the area in which any Mortgaged Property is located is designated (i) a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), the Company shall obtain flood insurance in such total amount as the Administrative Agent or the



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

Required Lenders may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as amended from time to time, or (ii) a "Zone 1" area, the Company shall obtain earthquake insurance in such total amount as the Administrative Agent or the Required Lenders may from time to time require.

         SECTION 5.08. CASUALTY AND CONDEMNATION. (a) The Company will furnish to the Administrative Agent and the Lenders prompt written notice of (i) any casualty or other insured damage to any portion of any Collateral (x) having a fair value in excess of $5,000,000 or (y) having, together with all other Collateral that has been subject to any casualty or insured damage, an aggregate fair value in excess of $25,000,000 or (ii) the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

          (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), such Net Proceeds shall be paid over to the Company unless a Default has occurred and is continuing. If a Default has occurred and is continuing, the Administrative Agent is authorized to collect such Net Proceeds, and if, during the continuance of a Default, such Net Proceeds are received by the Company or any Subsidiary, such Net Proceeds shall be paid over to the Administrative Agent.

         SECTION 5.09. BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; PROVIDED that if and for so long as no Default shall have occurred and be continuing, the Company shall not be required to permit more than one such examination or inspection by each Lender during any fiscal year of the Company.

         SECTION 5.10. COMPLIANCE WITH LAWS; MATERIAL CONTRACTS. (a) The Company will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws and ERISA and the respective rules and regulations thereunder) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

          (b) The Company will, and will cause each of its Subsidiaries to, comply with all material provisions of all material contracts to which the Company or such Subsidiary, as the case may be, is a party.

         SECTION 5.11. USE OF PROCEEDS AND LETTERS OF CREDIT. The proceeds of the Term Loans and of the Revolving Loans borrowed on the First Borrowing Date, together with the proceeds of the Subordinated Debt, will be used only for the payment by the Borrowers (either directly or by making intercompany loans to the Company or Subsidiaries) of (a) amounts payable under the Acquisition Documents as consideration for the Acquisition, (b) fees and expenses payable in connection with the Transactions and (c) amounts required to refinance the Existing Revolver, the Existing Term Facility and the Existing Lease Facility. The proceeds of all other Revolving Loans will be used only to finance the working capital needs and general corporate purposes of the Company and its Subsidiaries, after giving effect to the Acquisition. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X. Letters of Credit will be issued only to finance the working capital needs and general corporate purposes of the Company and its Subsidiaries, after giving effect to the Acquisition, and will not be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

         SECTION 5.12. ADDITIONAL SUBSIDIARIES. If any additional Subsidiary is formed or acquired after the Effective Date, the Company will, within three Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

         SECTION 5.13. FURTHER ASSURANCES. (a) The Company will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Company also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.



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

          (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by the Company or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien of the Collateral Agreement upon acquisition thereof), the Company will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Company will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

          (c) The Company shall use its best efforts to deliver as soon as practicable after the Effective Date a consent of the landlord for the Aberdeen, Mississippi Mortgaged Property in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 5.14. LANDLORD AND WAREHOUSEMAN WAIVERS. The Company shall use its best efforts to deliver to the Administrative Agent waivers of contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance satisfactory to the Administrative Agent under each existing lease, warehouse agreement or similar agreement to which the Company or any Subsidiary is a party; PROVIDED that unless the Administrative Agent agrees otherwise, such waivers will in any event be incorporated when the existing lease, warehouse agreement or similar agreement is amended, renewed or extended and the Company will use its best efforts to obtain waivers of both contractual and statutory landlord's, landlord's mortgagee's and warehouseman's Liens in form and substance satisfactory to the Administrative Agent in connection with each new lease, warehouse agreement or similar agreement entered into by the Company or any Subsidiary.


                                    ARTICLE 6
                               NEGATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

         SECTION 6.01. INDEBTEDNESS; CERTAIN EQUITY SECURITIES. (a) The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created under the Loan Documents;

                  (ii) the Subordinated Debt and any Replacement Subordinated Indebtedness;

                  (iii) the Existing Notes;

                  (iv) the Gallman Indebtedness;

                  (v) the Praxair PIK Note;

                  (vi) Indebtedness existing on the date hereof and set forth in
         Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness (a) that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof and (b) the material terms of which are at least as favorable to the obligors thereunder as the material terms of the refinanced Indebtedness;

                  (vii) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; PROVIDED that Indebtedness of any Subsidiary that is not a Loan Party to the Company or any Subsidiary Loan Party shall be subject to Section 6.04;

                  (viii) Guarantees by the Company of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Company or any other Subsidiary; PROVIDED that Guarantees by the Company or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to Section 6.04;

                  (ix) Indebtedness of the Company or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; PROVIDED that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (ix) shall not exceed $15,000,000 at any time outstanding;

                  (x) customary obligations arising under any Permitted Receivables Transaction;

                  (xi) the Company's obligation to pay the Delayed Purchase Price pursuant to and in accordance with the Acquisition Documents; and

                  (xii) other unsecured Indebtedness; PROVIDED that, at the time of the incurrence of such other Indebtedness, (a) no Default or Event of Default has occurred and is continuing, or would result from such incurrence, and (b) after giving effect to such incurrence, the Company shall be in compliance on a pro forma basis with Sections 6.15 and 6.16 (assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the date of such incurrence equal to the average interest rate applicable to the Revolving Loans during such period).

          (b) The Company will not permit any Subsidiary to issue any preferred stock or other preferred Equity Interests.

         SECTION 6.02. LIENS. The Company will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i) Liens created under the Loan Documents;

                  (ii) Permitted Encumbrances;

                  (iii) Liens securing the Gallman Indebtedness in accordance with the definition thereof;

                  (iv) any Lien on any property or asset of the Company or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; PROVIDED that (i) such Lien shall not apply to any other property or asset of the Company or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (v) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; PROVIDED that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

         (vi) Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; PROVIDED that (A) such security interests secure Indebtedness permitted by clause (ix) of Section 6.01(a), (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed 80% of the cost of acquiring, constructing or improving such fixed or capital assets and
         (D) such security interests shall not apply to any other property or assets of the Company or any Subsidiary; and

                  (vii) Liens on assets of the Company and its Subsidiaries in connection with a Permitted Receivables Transaction.

         SECTION 6.03. FUNDAMENTAL CHANGES. (a) The Company will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person organized under the laws of the United States of America or one of its States may merge into the Company in a transaction in which the Company is the surviving corporation, (ii) any Person organized under the laws of the United States of America or one of its States may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and (if any party to such merger is a Subsidiary Loan Party) is a Subsidiary Loan Party and (iii) any Subsidiary (other than an Eligible Subsidiary) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders; PROVIDED that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04; and PROVIDED FURTHER that any Subsidiary may merge with any other Person in connection with a disposition of such Subsidiary permitted by Section 6.05.

          (b) The Company will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

         SECTION 6.04. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Company will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a) the Acquisition and Permitted Acquisitions;

          (b) Permitted Investments;

          (c) investments existing on the date hereof and set forth on Schedule 6.04, to the extent such investments would not be permitted under any other clause of this Section;

          (d) investments by the Company and its Subsidiaries existing on the date hereof in Equity Interests in (i) their respective wholly owned Subsidiaries, (ii) PHH Monomers LLC, a Louisiana limited liability company and
(iii) Vinyl Solutions, LLC, a Delaware limited liability company; PROVIDED that
(x) any such Equity Interests held by a Loan Party shall be pledged pursuant to the Collateral Agreement (subject to the limitations applicable to Equity Interests of a Foreign Subsidiary referred to in Section 5.12) and (y) except as set forth in paragraph (a) of this Section, the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees by Loan Parties of Indebtedness of, Persons that are not Loan Parties shall not exceed $5,000,000 at any time outstanding;

          (e) loans or advances made by the Company to any Subsidiary and made by any Subsidiary to the Company or any other Subsidiary; PROVIDED that (i) any such loans and advances made by a Loan Party shall be evidenced by a promissory note pledged pursuant to the Collateral Agreement and (ii) the aggregate principal amount of investments in Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (d) above;

          (f) Guarantees constituting Indebtedness permitted by Section 6.01; PROVIDED that (i) a Subsidiary shall not Guarantee the Subordinated Debt or any Replacement Subordinated Indebtedness unless (A) such Subsidiary also has Guaranteed the Obligations pursuant to the Collateral Agreement and (B) such Guarantee of the Subordinated Debt or Replacement Subordinated Indebtedness is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt, and (ii) the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitation set forth in clause (d) above;

          (g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (h) operating deposit accounts;

          (i) prepaid expenses in the ordinary course of business;

          (j) subject to Section 6.08 hereof, Investments in accounts and chattel paper (in each case, as defined in the Uniform Commercial Code), and notes receivable acquired in the ordinary course of business as presently conducted; and

          (k) Permitted Receivables Transactions.



         For purposes of this Section 6.04, a "PERMITTED ACQUISITION" shall mean any acquisition by the Company or any Subsidiary of any asset or Equity Interests or other security of any other Person (including any acquisition by way of merger); PROVIDED that (x) at the time of effecting such acquisition, the Company is in compliance with Section 6.15 hereof, (y) after giving pro forma effect to such acquisition, the Company would have been in compliance with Sections 6.15 and 6.16 hereof on the last day of the period of four fiscal quarters most recently ended prior to the date of such acquisition (calculated on the assumption that such acquisition occurred at the beginning of such period of four fiscal quarters), and (z) both before and immediately after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing; and PROVIDED FURTHER that the term "PERMITTED ACQUISITION" shall exclude any transaction in which the Company initiates or participates as a member of a "group" (as that term is used for the purposes of Section 13(d)(3) of the Exchange Act or the rules and regulations of the Securities and Exchange Commission thereunder) or as a "participant" or a "participant in a solicitation" (as defined in Rule 14a-11 under the

Exchange Act) in (i) a tender offer for the Equity Interests of any Person if the board of directors (or other similar body) of such Person recommends, in a
Schedule 14D-9 filed under the Exchange Act, or otherwise, that holders of Equity Interests of such Person not tender their Equity Interests pursuant to such tender offer or (ii) in any solicitation of any proxy, consent or authorization for the purposes of opposing the board of directors (or other similar body) of any Person.

         SECTION 6.05. ASSET SALES. The Company will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock or other ownership interest of any Subsidiary, nor will the Company permit any of its Subsidiaries to issue any additional shares of such Subsidiary's capital stock or other ownership interest in such Subsidiary, except:

          (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

          (b) sales, transfers and dispositions to the Company or a Subsidiary and Permitted Joint Venture Dispositions; PROVIDED that any such sales, transfers or dispositions to a Person other than a Loan Party shall be made in compliance with Section 6.08;

          (c) dispositions of bonds issued in connection with the Gallman Indebtedness;

          (d) Permitted Receivables Transactions; and

          (e) sales, transfers and dispositions of assets (other than Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; PROVIDED that the aggregate fair market value of all assets sold, transferred or otherwise disposed of after the Effective Date in reliance upon this clause (e) shall not exceed $15,000,000 during any fiscal year of the Company;

         PROVIDED that, except in the case of any sale, transfer or disposition to a Loan Party pursuant to subsection (b) above, all sales, transfers and other dispositions permitted hereby shall be made for fair value; and

         PROVIDED FURTHER that, except in the case of any sale, transfer or disposition pursuant to subsection (b) above, all sales, transfers and other dispositions permitted hereby shall be made for at least 80% cash consideration.

         For purposes of this Section 6.05, "PERMITTED JOINT VENTURE DISPOSITIONS" shall mean sales, transfers or dispositions of assets in an aggregate amount not to exceed $50,000,000 during the term of this Agreement to Permitted Joint Ventures; PROVIDED that (y) after giving pro forma effect to any such sale, transfer or disposition, the Company would have been in compliance with Sections
6.15 and 6.16 hereof on the last day of the period of four fiscal quarters most recently ended prior to the date of such sale, transfer or disposition (calculated on the assumption that such sale, transfer or disposition occurred at the beginning of such period of four fiscal quarters), and (z) both before and immediately after giving effect to any such sale, transfer or disposition, no Default or Event of Default shall have occurred and be continuing

         For purposes of this Section 6.05, "PERMITTED JOINT VENTURE" shall mean
(a) any corporation, association or other business entity (other than a partnership) of which 50% of the total voting power of Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or Controlled, directly or indirectly by the Company or one of more Subsidiary Loan Parties or a combination thereof and (b) any partnership, joint venture, limited liability company or similar entity of which (i) 50% of the capital accounts, distribution rights, total Equity Interests and voting interests or general or limited partnership interests, as applicable, are owned or Controlled, directly or indirectly by the Company or one or more Subsidiary Loan Parties or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (ii) either the Company or a Subsidiary Loan Party is a Controlling general partner or no other Person Controls such entity; PROVIDED that no Person shall be a "Permitted Joint Venture" unless and until (A) all Equity Interests in such Person held by a Loan Party are pledged pursuant to the Collateral Agreement, (B) such Person does not have any Indebtedness for borrowed money at any time (other than Indebtedness owing to the owners of Equity Interests in such Permitted Joint Venture, the Company or any Subsidiary Loan Party), (C) the organizational documents of such Person and the other documentation governing such Person do not contain any restriction on distributions to the Company or the Subsidiary Loan Parties and
(D) such Person is engaged only in a business of the type conducted by the Company and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto .

         SECTION 6.06. HEDGING AGREEMENTS. The Company will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

         SECTION 6.07. RESTRICTED PAYMENTS; CERTAIN PAYMENTS OF INDEBTEDNESS; SYNTHETIC PURCHASE AGREEMENTS. (a) The Company will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any

Restricted Payment, except (i) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (ii) Subsidiaries may make other distributions to the Company exclusively for the purpose of making scheduled interest and principal payments in respect of the Subordinated Debt and any Replacement Subordinated Indebtedness, (iii) the Company may purchase shares of Restricted Stock (as defined in any Incentive Equity Plan) from employees of the Company or its Subsidiaries upon termination of such employees' employment, in accordance with an Incentive Equity Plan in amounts not to exceed $2,000,000 during any fiscal year and $10,000,000 in the aggregate during the term of this Agreement, and (iv) the Company may make Restricted Payments in addition to those permitted pursuant to the foregoing clauses if (A) no Default shall have occurred and be continuing and (B) after giving effect to any such payment, the cumulative amount of all payments made in reliance on this clause (iv) does not exceed the sum of $25,000,000 PLUS 50% of Cumulative Net Income calculated on the date of such payment.

         For purposes of this Section 6.07, "CUMULATIVE NET INCOME" means, on any date of determination, the cumulative amount of net income, if any (less the cumulative amount of net loss, if any) of the Company and its Subsidiaries, determined on a consolidated basis, for each fiscal quarter of the Company from and including the fiscal quarter ended March 31, 2000 to and including the fiscal quarter of the Company most recently ended prior to such date of determination for which financial statements are in existence.

          (b) The Company will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness (including any payment in respect of Subordinated Debt or Replacement Subordinated Indebtedness under a Synthetic Purchase Agreement), except:

                  (i) payment of Indebtedness created under the Loan Documents;

                  (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Debt or Replacement Subordinated Indebtedness prohibited by the subordination provisions thereof;

                  (iii) refinancings of Indebtedness to the extent permitted by
         Section 6.01;

           (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

           (v) subject to Section 1.06(c) of the Asset Purchase Agreement and the Subordination Agreement entered into in connection therewith, payment of the Delayed Purchase Price, to the extent that before and after giving effect to such payment, no Default shall have occurred and be continuing under the Loan Documents (including, without limitation, as a result of a failure to comply with any covenant set forth in Sections 6.14 through 6.16, inclusive, as of the most recently ended fiscal quarter of the Company on a pro forma basis, after giving effect to such payment of the Delayed Purchase Price.

          (c) The Company will not, and will not permit any Subsidiary to, enter into or be party to, or make any payment under, any Synthetic Purchase Agreement unless (i) in the case of any Synthetic Purchase Agreement related to any Equity Interests, (A) the payments required to be made thereunder are limited to the amount permitted under paragraph (a) of this Section 6.07 and (B) the obligations of the Company and the Subsidiaries thereunder are subordinated to the Obligations on terms satisfactory to the Required Lenders; and (ii) in the case of any Synthetic Purchase Agreement related to any Subordinated Debt or Replacement Subordinated Indebtedness, (A) the payments required to be made thereunder are limited to the amount permitted under paragraph (b) of this
Section 6.07 of this Agreement and (B) the obligations of the Company and the Subsidiaries thereunder are subordinated to the Obligations to at least the same extent as the Subordinated Debt or Replacement Subordinated Indebtedness to which such Synthetic Purchase Agreement relates. The Company shall promptly deliver to the Administrative Agent a copy of any Synthetic Purchase Agreement to which it becomes party.

         SECTION 6.08. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, make any investment in, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Company and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.07, and (d) any investment permitted by Section 6.04; PROVIDED that (a) any Affiliate of the Company who is an individual may serve as a director, officer or employee of the Company and receive reasonable compensation or indemnification in connection with his or her services in such capacity and (b) the Company may pay commissions to Georgia Gulf Export

Corporation on sales of qualified "Export Property" (as defined in Section 927 of the Code) in accordance with Section 925 of the Code and the rules and regulations thereunder.

          SECTION 6.09. RESTRICTIVE AGREEMENTS. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets,
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary or (c) the ability of the Company to repay loans or advances to any Subsidiary or to Guarantee Indebtedness of any Subsidiary; PROVIDED that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, Subordinated Debt Document, document under which any Replacement Subordinated Indebtedness is issued or document evidencing any Permitted Receivables Transaction, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

         SECTION 6.10. AMENDMENT OF MATERIAL DOCUMENTS. The Company will not, and will not permit any Subsidiary to, consent to any modification, supplement or waiver of any of the provisions of (a) any Acquisition Document, (b) the Praxair PIK Note or (c) promissory notes or other instruments evidencing Indebtedness permitted to exist under Section 6.01 (each document and instrument described in clauses (a)-(c) hereof, a "MATERIAL CONTRACT") in any respect to the extent such modification, supplement or waiver would impair materially the benefit to the Company or the Lenders of such Material Contract (it being understood that any modification, supplement or waiver of any Material Contract which adversely affects the rights of the Lenders under the Loan Documents or could reasonably be expected to result in a Material Adverse Change shall be deemed to impair materially the benefit of such Material Contract to the Company or the Lenders for purposes hereof), without the prior written consent of the Administrative Agent (with the approval of the Required

Lenders). The Company will not, and will not permit any Subsidiary to, request or consent to any amendment, modification or waiver of any of its rights under any Subordinated Debt Document, any document under which any Replacement Subordinated Indebtedness has been issued, the Existing Indenture or the Existing Notes without the prior written consent of the Required Lenders.

         SECTION 6.11. ACCOUNTING CHANGES. The Company will not change its fiscal year from a fiscal year ending December 31. The Company will not adopt any non-mandatory change in GAAP or the application thereof without 30 days' prior notice to the Lenders, accompanied, in the case of any material change, by evidence of concurrence in such change by the public accounting firm regularly employed by the Company.

         SECTION 6.12. SALE AND LEASEBACK. Neither the Company nor any of its Subsidiaries will engage in any Sale-Leaseback Transactions which, considered in the aggregate with all Sale-Leaseback Transactions engaged in by the Company and its Subsidiaries during the term of this Agreement, involve properties having a fair market value in excess of $10,000,000.

         SECTION 6.13. BANK ACCOUNTS. Other than as set forth on Schedule 6.13, the Company has no bank accounts or other deposit accounts. Neither the Company nor any Subsidiary Loan Party will maintain any accounts with any bank or financial institution having outstanding daily collected balances at any one time exceeding $2,000,000 in the aggregate, other than (i) the Collateral Account referred to in the Collateral Agreement, and (ii) any accounts (x) maintained solely to collect amounts collected in connection with a Permitted Receivables Transaction or (y) maintained solely to meet payroll disbursements with respect to employees of the Company or the Subsidiary Loan Parties; PROVIDED that the daily collected balances of such payroll accounts shall not, when added together with the daily collected balances outstanding under any other accounts of the Company and the Subsidiary Loan Parties (other than the Collateral Account described above), exceed $4,000,000.

         SECTION 6.14. CAPITAL EXPENDITURES. For any fiscal year of the Company, Capital Expenditures shall not exceed the sum of:

           (i) $40,000,000, PLUS

           (ii) the amount of Excess Cash Flow not required to be applied to prepay Term Borrowings or reduce Revolving Commitments during such fiscal year, PLUS

           (iii) an amount equal to the excess (if any) of (A) the aggregate amount of Capital Expenditures permitted by clauses (i) and (ii) above for all fiscal years of the

Company ending prior to such fiscal year over (B) the aggregate amount of Capital Expenditures made in such prior fiscal years.

         SECTION 6.15. LEVERAGE RATIO. At the last day of any fiscal quarter of the Company ending during any period set forth below, the Leverage Ratio will not exceed the ratio set forth below opposite such period:

           Period                                 Ratio
           ------                                 ------
           Effective Date - 9/30/00               5.25:1
           10/1/00 - 9/30/01                      4.50:1
           Thereafter                             3.50:1


         SECTION 6.16. INTEREST COVERAGE RATIO. At the last day of any fiscal quarter of the Company ending during any period set forth below, the ratio of
(a) Consolidated EBITDA to (b) Consolidated Cash Interest Expense, in each case for the period of four consecutive fiscal quarters ending on such date, will not be less than the ratio set forth below opposite such period:


          Period                                  Ratio
          ------                                  -----
          Effective Date - 9/30/00                2.0:1
          10/1/00 -  9/30/01                      2.5:1
          Thereafter                              3.0:1


                                    ARTICLE 7
                                EVENTS OF DEFAULT

         If any of the following events ("EVENTS OF DEFAULT") shall occur:

          (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise, and such failure shall continue unremedied for a period of one Business Day;

          (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of the Company or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) any Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02(a), 5.04 (with respect to the existence of such Borrower) or 5.11 or in Article 6;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Company (which notice will be given at the request of any Lender);

          (f) the Company or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when due or within any applicable grace period for such payment;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; PROVIDED that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Company or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged (and provision shall not be made for such discharge) for a period of 30 consecutive days during which execution shall not be effectively stayed, (ii) the Company or such Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal, or
(iii) such judgment or judgments shall not be discharged (or provisions shall not be made for such discharge) within 30 days after a decision has been reached with respect to such appeal and the related stay has been lifted, or (iv) any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $10,000,000;

          (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents,
(ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement or (iii) as a result of the Collateral Agent's failure to make any required filing of a continuation statement under the Uniform Commercial Code or, after a request in writing from the Company, any other required filing with respect to such Lien;

          (n)   a Change in Control shall occur;

          (o) the Guarantee of any Subsidiary Loan Party under the Collateral Agreement shall at any time fail to constitute a valid and binding agreement of such Subsidiary Loan Party, or any party shall so assert in writing; or

          (p) any of the Acquisition Documents identified in clause (i), (ii),
(iv) or (vi) of the definition thereof in Section 1.01 shall be terminated prior to the end of its stated term, or shall cease to be in full force and effect, for whatever reason;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of each Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

                                    ARTICLE 8
                                    THE AGENT

         Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

          The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Company or a Lender (or, in the case of the Collateral Agent, until receipt of advice from the Administrative Agent), and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

         The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for any Loan Party), independent accountants and other experts selected by it,

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and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

         Subject to the appointment and acceptance of a successor the Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Company. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

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         Neither Bank of America, N.A. nor The Industrial Bank of Japan, Limited
shall have any responsibility, obligation or liability under the Loan Documents in its capacity as Co-Documentation Agent.

                                    ARTICLE 9
             REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

         Each Eligible Subsidiary represents and warrants to the Lenders that:

         SECTION 9.01. ORGANIZATION; POWER. It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. All of the Equity Interests of such Eligible Subsidiary are directly or indirectly owned by the Company.

         SECTION 9.02. AUTHORIZATION; ENFORCEABILITY; CONTRAVENTION. The Transactions to be entered into by such Eligible Subsidiary are within its limited liability company powers, have been duly authorized by all necessary limited liability company action, require no action by or in respect of, or filing with, any Governmental Authority and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its organizational documents or of any agreement or other instrument binding upon the Company or such Eligible Subsidiary, or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except Liens created under the Loan Documents. This Agreement has been duly executed and delivered by such Eligible Subsidiary and constitutes, and each other Loan Document to which such Eligible Subsidiary is to be a party, when executed and delivered by it, will constitute, a legal, valid and binding obligation of such Eligible Subsidiary, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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                                   ARTICLE 10
                                  MISCELLANEOUS

         SECTION 10.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Company, to it at 400 Perimeter Center Terrace, Suite 595, Atlanta, Georgia 30346, Attention of Joel I. Beerman, Vice President and General Counsel (Telecopy No. (770) 390-9673), with a copy to the same address, Attention of Samuel M. Hensley, Corporate Controller (Telecopy No. (770) 395-
4572);

          (b) if to any Eligible Subsidiary, to it c/o the Company at 400 Perimeter Center Terrace, Suite 595, Atlanta, Georgia 30346, Attention of Joel
I. Beerman, Vice President and General Counsel (Telecopy No. (770) 390-9673), with a copy to the same address, Attention of Samuel M. Hensley, Corporate Controller (Telecopy No. (770) 395-4572);

          (c) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of LuAnn DeStefano (Telecopy No. (212) 552-5777), with a copy to The Chase Manhattan Bank, 38th Floor, 270 Park Avenue, New York, New York 10017, Attention of Lawrence Palumbo (Telecopy No. (212) 270-7939);

          (d) if to the Issuing Bank, to it at 4 Chase Metrotech Center, 8th Floor, Brooklyn, New York 11428, Attention of R. Bridghal (Telecopy No. (718) 242- 6501); and

          (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

         Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 10.02. WAIVERS; AMENDMENTS. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power

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hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Company and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; PROVIDED that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.09, or the required date of reimbursement of any or LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release the Company or any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as expressly provided in the Collateral Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the

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

Liens of the Security Documents, without the written consent of each Lender affected thereby, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class,
(ix) change the rights of the Tranche B Lenders to decline mandatory or optional prepayments as provided in Section 2.10, without the written consent of Tranche B Lenders holding a majority of the outstanding Tranche B Loans, (x) amend or modify the provisions of Section 2.10(b), (c), (d), (f) or (g) or waive any prepayment required under such Section 2.10, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class, or (xi) amend the definition of "Interest Period" such that an Interest Period applicable to any Borrowing could exceed six months (before giving effect to the provisions set forth in the proviso to the definition of "Interest Period") without the agreement of each Lender participating in such Borrowing; PROVIDED FURTHER that no such agreement shall, unless signed by an Eligible Subsidiary, (i) subject such Eligible Subsidiary to any additional obligation, (ii) increase the principal of or rate of interest on any outstanding Loan made to such Eligible Subsidiary, (iii) accelerate the stated maturity of any outstanding Loan to such Eligible Subsidiary or (iv) change any provisions of this Section; PROVIDED FURTHER that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Tranche A Lenders and Tranche B Lenders), the Tranche A Lenders (but not the Revolving Lenders and Tranche B Lenders) or the Tranche B Lenders (but not the Revolving Lenders and Tranche A Lenders) may be effected by an agreement or agreements in writing entered into by the Company and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing provisions relating to amendments requiring Lender consent (but subject to the second proviso in this paragraph (b) relating to Eligible Subsidiaries), any provision of this Agreement may be amended by an agreement in writing entered into by the Company, the Required Lenders and the Administrative Agent (and, (x) if its rights or obligations are affected thereby, the Issuing Bank and (y) if required pursuant to the second proviso of this paragraph, the Eligible Subsidiaries) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all

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other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents.

         SECTION 10.03. EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all fees (if any) payable by the Agent to third parties in connection with satisfaction of the conditions set forth in
Article 4 hereof and (iv) all out-of-pocket expenses incurred by the Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Company shall indemnify the Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such

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losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

          (c) To the extent that the Company fails to pay any amount required to be paid by it to the Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent in its capacity as Administrative Agent, Syndication Agent or Collateral Agent, or against the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

          (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable not later than five days after written demand therefor.

         SECTION 10.04. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment

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and the Loans at the time owing to it); PROVIDED that (i) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of a Lender, the Administrative Agent and the Company (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; PROVIDED that only one such fee shall be due in respect of a simultaneous assignment to more than one Related Fund, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and PROVIDED FURTHER that (x) any consent of the Company otherwise required under clause (i) of this paragraph shall not be required if an Event of Default has occurred and is continuing and (y) any consent of the Company otherwise required under clause (ii) of this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article 7 has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each

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Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent any of the Borrowers, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); PROVIDED that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; PROVIDED that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were

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a Lender, provided such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.16(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and any Lender that is a fund that invests in bank loans may, without the consent of the Administrative Agent or the Company, pledge all or a portion of its rights under this Agreement and any notes issues pursuant hereto to its trustee in support of its obligations to its trustee or its noteholders; PROVIDED that any foreclosure or exercise of remedies by such trustee shall be subject in all respects to the provisions of this Section regarding assignments. This Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 10.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 10.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

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         SECTION 10.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement
may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other
Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 10.08. RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 10.09. GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the

Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction.

          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 10.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 10.12. CONFIDENTIALITY. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by (i) any regulatory authority, (ii) the National Association of Insurance Commissioners or similar organization or
(iii) any nationally recognized agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section,
(i) to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) to any direct or indirect contractual counterparty to swap agreements or such contractual counterparty's professional advisor, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "INFORMATION" means all information received from the Company relating to the Company or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Company; PROVIDED that, in the case of information received from the Company after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 10.13. INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the

"MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                GEORGIA GULF CORPORATION

                                By: /s/ RICHARD B. MARCHESE
                                    ---------------------------------------
                                       Title: Vice President and Chief
                                          Financial Officer

                               GEORGIA GULF CHEMICALS &
                               VINYLS, LLC

                               By: /s/ RICHARD B. MARCHESE
                                   ----------------------------------------
                                      Title: Vice President and Chief
                                         Financial Officer

                               NORTH AMERICA PLASTICS, LLC

                               By: /s/ RICHARD B. MARCHESE
                                   ----------------------------------------
                                      Title: Vice President and Chief
                                         Financial Officer

                               GEORGIA GULF LAKE CHARLES, LLC

                               By: /s/ RICHARD B. MARCHESE
                                   ----------------------------------------
                                      Title: Vice President and Chief
                                         Financial Officer

                               THE CHASE MANHATTAN BANK,
                               individually as Lender and as
                               Administrative Agent,
                               Syndication Agent and
                               Collateral Agent


                               By: /s/ LAURIE B. PERPER
                                   ----------------------------------------
                                      Title: Vice President

                               BANK OF AMERICA, N.A.


                               By: /S/ WENDY J. GORMAN
                                   ----------------------------------------
                                   Title: Vice President


                               THE INDUSTRIAL BANK OF JAPAN, LIMITED


                               By: /S/ MINAMI MIURA
                                   ----------------------------------------
                                   Title: Vice President


                               WACHOVIA BANK, N.A.


                               By: /S/ WILLIAM J. DARBY
                                   ----------------------------------------
                                      Title: Vice President


                               THE BANK OF NOVA SCOTIA


                               By: /S/ F.C.H. ASHBY
                                   ----------------------------------------
                                   Title: Senior Manager Loan Operations


                               BANK OF TOKYO-MITSUBISHI TRUST
                               COMPANY


                               By: /S/ M.R. MARRON
                                   ----------------------------------------
                                   Title: Vice President and Manager


                               THE FUJI BANK, LIMITED


                               By: /S/ TEIJI TERAMOTO
                                   ----------------------------------------
                                   Title: Vice President and Manager

                               SUNTRUST BANK, ATLANTA


                               By: /S/ J. CHRISTOPHER DEISLEY
                                   ----------------------------------------
                                       Title: Director

                               By: /S/ SUSAN R. CARROLL
                                   ----------------------------------------
                                       Title: Bank Officer


                               BANK UNITED


                               By: /S/ PHIL GREEN
                                   ----------------------------------------
                                       Title: Director Commercial Syndications


                               THE DAI-ICHI KANGYO BANK, LIMITED
                               (NEW YORK BRANCH)


                               By: /S/ MATTHEW G. MURPHY
                                   ----------------------------------------
                                       Title: Vice President


                               FIRST UNION NATIONAL BANK


                               By: /S/ JORGE A. GONZALEZ
                                   ----------------------------------------
                                       Title: Senior Vice President


                               THE BANK OF NEW YORK


                               By: /S/ DAVID C. SIEGEL
                                   ----------------------------------------
                                       Title: Vice President

                               IKB DEUTSCHE INDUSTRIEBANK AG
                               LUXEMBOURG BRANCH


                               By: /S/ EDWIN BRECHT
                                   ----------------------------------------
                                   Title: Executive Director

                               By: /S/ MANFRED ZIWEY
                                   ----------------------------------------
                                       Title: Director


                               THE MITSUBISHI TRUST AND BANKING
                               CORPORATION


                               By: /S/ TOSHIHIRO HAYASHI
                                   ----------------------------------------
                                       Title: Senior Vice President


                               THE CIT GROUP/EQUIPMENT FINANCING,
                               INC.


                               By: /S/ MIKE HAMPTON
                                   ----------------------------------------
                                       Title: Assistant Vice President


                               MORGAN STANLEY DEAN WITTER PRIME
                               INCOME TRUST


                               By: /S/ SHEILA A. FINNERTY
                                   ----------------------------------------
                                       Title: Vice President


                               VAN KAMPEN SENIOR FLOATING RATE
                               FUND
                               By:      Van Kampen Investment Advisory
                                        Corporation

                               By: /S/ DARVIN D. PIERCE
                                   ----------------------------------------
                                       Title: Vice President

                               HELLER FINANCIAL, INC.


                               By: /S/ K. CRAIG GALLEHUGH
                                   ----------------------------------------
                                       Title: Vice President


                               METROPOLITAN LIFE INSURANCE
                               COMPANY


                               By: /S/ JAMES R. DINGLER
                                   ----------------------------------------
                                       Title: Director


                               JOHN HANCOCK MUTUAL LIFE INSURANCE
                               COMPANY


                               By: /S/ STEPHEN J. BLEWITT
                                   ----------------------------------------
                                       Title: Senior Investment Officer


                               JOHN HANCOCK VARIABLE LIFE
                               INSURANCE COMPANY


                               By: /S/ STEPHEN J. BLEWITT
                                   ----------------------------------------
                                       Title: Authorized Officer


                               FRANKLIN FLOATING RATE TRUST


                               By: /S/ CHAUNCEY LUFKIN
                                   ----------------------------------------
                                       Title: Vice President

                               OPPENHEIMER SENIOR FLOATING
                               RATE FUND


                               By: /S/ SCOTT FARRAR
                                   ----------------------------------------
                                       Title: Vice President


                               PPM SPYGLASS FUNDING TRUST


                               By: /S/ KELLY C. WALKER
                                   ----------------------------------------
                                       Title: Authorized Agent


                               TORONTO DOMINION (NEW YORK), INC.


                               By: /S/ SONJA R. JORDAN
                                   ----------------------------------------
                                       Title: Vice President


                               WINGED FOOT FUNDING TRUST


                               By: /S/ KELLY C. WALKER
                                   ----------------------------------------
                                       Title: Authorized Agent


                               TRAVELERS CORPORATE LOAN FUND INC.

                               By: Travelers Asset Management International Corporation

                               By: /S/ ALLEN R. CANTRELL
                                   ----------------------------------------
                                       Title: Investment Officer

                               NORSE CBO, LTD.

                               By:      Regiment Capital Management, LLC
                                        as its Investment Advisor

                               By:      Regiment Capital Advisors, LLC
                                        its manager and pursuant to delegated
                                        authority


                               By: /S/ TIMOTHY S. PETERSON
                                   ----------------------------------------
                                       Title: President


                               PACIFICA PARTNERS I, L.P.

                               By:      Imperial Credit Asset Management
                                        as its Investment Manager


                               By: /S/ SEAN R. WALKER
                                   ----------------------------------------
                                       Title: Vice President


                               KZH CRESCENT-2 LLC


                               By: /S/ PETER CHIN
                                   ----------------------------------------
                                       Title: Authorized Agent


                               THE TRAVELERS INSURANCE COMPANY


                               By: /S/ ALLEN R. CANTRELL
                                   ----------------------------------------
                                       Title: Investment Officer


                               KZH CRESCENT LLC


                               By: /S/ PETER CHIN
                                   ----------------------------------------
                                       Title: Authorized Agent

                               KZH CRESCENT-3 LLC


                               By: /S/ PETER CHIN
                                   ----------------------------------------
                                       Title: Authorized Agent


                               CRESCENT/MACH I PARTNERS, L.P.

                               By:      TCW Asset Management Company
                                        Its Investment Manager


                               By: /S/ JUSTIN L. DRISCOLL
                                   ----------------------------------------
                                       Title: Senior Vice President


                               KZH ING-3 LLC


                               By: /S/ PETER CHIN
                                   ----------------------------------------
                                       Title: Authorized Agent


                               JOHN HANCOCK VARIABLE LIFE
                               INSURANCE COMPANY


                               By: /S/ STEPHEN J. BLEWITT
                                   ----------------------------------------
                                       Title: Senior Investment Officer


                               INVESTORS PARTNER LIFE INSURANCE
                               COMPANY


                               By: /S/ STEPHEN J. BLEWITT
                                   ----------------------------------------
                                       Title: Authorized Officer